UNITED STATES
SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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GAMCO INVESTORS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GAMCO INVESTORS, INC.
191 Mason Street, Greenwich, CT 06830
One Corporate Center, Rye, New York 10580
________________
NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 5, 2020
________________
To Our Shareholders:

We cordially invite you to attend the 2020 Annual Meeting of Shareholders (the “Meeting”) of GAMCO Investors, Inc. (“we,” “us,” “our,” “GAMCO,” or the “Company”) at the Indian Harbor Yacht Club, 710 Steamboat Road, Greenwich, CT 06830 on Friday, June 5, 2020 at 9:30 a.m. local time. As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Meeting may be held at the Company’s offices or virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.gabelli.com. Any questions should be directed to our Secretary at (203) 629-2726. At the Meeting, we will ask shareholders:
1.	to elect seven directors to our Board of Directors to serve until the 2021 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;
2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;
3.	to amend the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B common stock from 100,000,000 shares to 25,000,000 shares;
4.	to re-approve the Amended and Restated Employment Agreement with Mario J. Gabelli, the Company’s Chairman and Chief Executive Officer;
5.	to vote, on an advisory basis, on the Company’s named executive officer compensation; and
6.	to vote on any other business that properly comes before the Meeting.
At the Meeting, we will also review our 2019 financial results and outlook for the future and will answer your questions.
Only shareholders of record at the close of business on April 21, 2020 are entitled to vote at the meeting or any adjournments or postponements thereof. It is important that your shares be represented at the Meeting, regardless of whether you plan to attend the Meeting in person. Please read the attached proxy statement carefully and vote your shares promptly.
We encourage all shareholders to attend the meeting.
By Order of the Board of Directors
KEVIN HANDWERKER
 Secretary

April 29, 2020

Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held on June 5, 2020
This notice, the proxy statement, and the 2019 annual report on Form 10-K are available free of charge on the following website: https://www.gabelli.com/corporate/investor_relations

TABLE OF CONTENTS
PROPOSAL 1 ELECTION OF DIRECTORS	7
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	9
PROPOSAL 3 AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED SHARES OF CLASS B COMMON STOCK	10
PROPOSAL 4 RE-APPROVAL OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH MARIO J. GABELLI	10
PROPOSAL 5 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	11
CORPORATE GOVERNANCE	12
INFORMATION REGARDING NAMED EXECUTIVE OFFICERS	18
COMPENSATION OF EXECUTIVE OFFICERS	19
Compensation Discussion and Analysis	19
REPORT OF THE COMPENSATION COMMITTEE	21
Summary Compensation Table for 2019	22
CEO PAY RATIO	28
CERTAIN OWNERSHIP OF OUR STOCK	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
REPORT OF THE AUDIT COMMITTEE	34
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING	35
OTHER MATTERS	35

GAMCO INVESTORS, INC.
191 Mason Street, Greenwich, CT 06830
One Corporate Center, Rye, New York 10580
________________
PROXY STATEMENT
________________
2020 ANNUAL MEETING OF SHAREHOLDERS
________________
June 5, 2020
________________
INTRODUCTION; PROXY VOTING INFORMATION
Unless indicated otherwise, or the context otherwise requires, references in this proxy statement to “GAMCO Investors, Inc.,” “GAMCO,” “the Company,” “GBL,” “we,” “us,” and “our” or similar terms are to GAMCO Investors, Inc., a Delaware corporation, its predecessors and its subsidiaries.
We are sending you this proxy statement and the accompanying proxy card (collectively, the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of GAMCO (the “Board”) for use at our 2020 Annual Meeting of Shareholders (the “Meeting”) to be held at the Indian Harbor Yacht Club, 710 Steamboat Road, Greenwich, CT 06830 on Friday, June 5, 2020 at 9:30 a.m. local time, and at any adjournments or postponements thereof. As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Meeting may be held at the Company’s offices or virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.gabelli.com. Any questions should be directed to our Secretary at (203) 629-2726.
The purpose of the Meeting is to (i) elect seven directors to the Board to serve until the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) or until their respective successors have been duly elected and qualified; (ii) ratify the appointment of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020; (iii) amend the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B common stock; (iv) re-approve the Amended and Restated Employment Agreement with Mario J. Gabelli; (v) hold an advisory vote on the Company’s named executive officer compensation (the “NEO Compensation Proposal”), and (vi) act upon any other matters properly brought to the Meeting. We are sending you this Proxy Statement and our annual report on Form 10-K containing our financial statements and other financial information for the year ended December 31, 2019 (the “2019 Annual Report”) on or about April 29, 2020. The 2019 Annual Report, however, is not part of the proxy solicitation materials.
Only shareholders of record at the close of business on April 21, 2020, the record date for the Meeting (the “Record Date”), are entitled to notice of and to vote at the Meeting. On the Record Date, we had outstanding 8,671,071 shares of Class A common stock, par value $0.001 per share (“Class A Stock”), and 19,024,117 shares of Class B common stock, par value $0.001 per share (“Class B Stock” and collectively with the Class A Stock, the “Common Stock”).
The presence, in person or by proxy, of a majority of the aggregate voting power of the Common Stock outstanding on April 21, 2020 shall constitute a quorum for the transaction of business at the Meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes cast at the Meeting by the holders of the Common Stock outstanding on April 21, 2020 will be elected to serve until the 2021 Annual Meeting or until their successors are duly elected and qualified. The affirmative vote of a majority of the Company’s outstanding Common Stock is required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation. Any other matters will be determined by a majority of the votes cast at the Meeting.
Under the New York Stock Exchange (“NYSE”) rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the election of directors, the vote to amend the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B Stock, the vote to re-approve Mr. Gabelli’s Amended and Restated Employment Agreement, and the vote to approve the NEO Compensation Proposal are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of directors, the vote to re-approve Mr. Gabelli’s Amended and Restated Employment Agreement, or the vote to approve the NEO Compensation Proposal. Abstentions will be included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for the election of directors, the amendment to our Amended and Restated Articles of Incorporation to reduce the number of authorized shares of Class B Stock, the re-approval of Mr. Gabelli’s Amended and Restated Employment Agreement, and the NEO Compensation Proposal. Abstentions will have the same effect as a vote against the ratification of our independent registered public accounting firm and the vote to amend the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B Stock. Broker non-votes will also have the effect of voting against the vote to amend the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B Stock.

We will pay for the costs of soliciting proxies and preparing the Meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial shareholders as of the Record Date and we will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers, and staff members (“teammates”) may solicit proxies personally or by telephone, facsimile, e-mail, or other means, but will not receive additional compensation for doing so.
If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian, or other nominee may only deliver one copy of the Proxy Statement and 2019 Annual Report to multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and 2019 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and 2019 Annual Report, now or in the future, or who wishes to receive directions to the Meeting, should submit this request by writing to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830 or by calling our Secretary at (203) 629-2726. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian, or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
All shareholders of record and properly appointed proxy holders may attend the Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the Record Date or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Meeting. Shareholders of record will be verified against an official list available at the Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.
The Board has selected each of Kevin Handwerker, Maximilian Caldwell, and Kieran Caterina to act as proxies. When you sign and return your proxy card, you appoint each of Messrs. Handwerker, Caldwell, and Caterina as your representatives at the Meeting. Unless otherwise indicated on the proxy card, all properly executed proxies received in time to be tabulated for the Meeting will be voted “FOR” the election of the nominees named below, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B Stock, “FOR” the vote to re-approve the Amended and Restated Employment Agreement with Mario J. Gabelli, “FOR” the advisory vote on the NEO Compensation Proposal, and as the proxyholders may determine in their discretion with regard to any other matter properly brought before the Meeting. You may revoke your proxy at any time before the Meeting by delivering a letter of revocation to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830, by properly submitting another proxy card bearing a later date or by voting in person at the Meeting. The last proxy you properly submit is the one that will be counted.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held on June 5, 2020
This notice, the Proxy Statement, and the 2019 Annual Report are available free of charge on the following website: https://www.gabelli.com/corporate/investor_relations
GAMCO makes available free of charge through its website, at www.gabelli.com, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and certain other filings as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (“SEC”). Copies of certain of these documents may also be accessed electronically by means of the SEC’s home page at www.sec.gov. GAMCO also makes available on its website at https://www.gabelli.com/corporate/investor_relations the charters for the audit committee of our Board (the “Audit Committee”), the compensation committee of our Board (the “Compensation Committee”), the governance committee of our Board (the “Governance Committee”), and the nominating committee of our Board (the “Nominating Committee”, each a “Committee” and together the “Committees”), as well as its code of business conduct (the “Code of Conduct”), code of conduct for Chief Executive and Senior Financial Officers, corporate governance guidelines, and its amended and restated bylaws (“Bylaws”). Printed copies of these documents are available upon written request to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Bylaws provide that the Board shall consist of not less than three nor more than twelve directors, the exact number thereof to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the directors then in office. The Board is currently fixed at seven. Currently serving as directors are Mario J. Gabelli, Edwin L. Artzt, Raymond C. Avansino, Jr., Leslie B. Daniels, Eugene R. McGrath, Robert S. Prather, Jr. and Elisa M. Wilson.
Our Nominating Committee recommended, and the Board approved, seven nominees for election as directors of the Company to serve until the 2021 Annual Meeting or until their successors are duly elected and qualified. The nominees are as follows (ages are as of March 31, 2020):
Name	Age	Position
Mario J. Gabelli	77	Chairman, Chief Executive Officer (“CEO”), Co-Chief Investment Officer (“CIO”) – Value
Edwin L. Artzt	88	Director
Raymond C. Avansino, Jr.	76	Director
Leslie B. Daniels	72	Director
Eugene R. McGrath	78	Director
Robert S. Prather, Jr.	75	Director
Elisa M. Wilson	47	Director
All of the nominees are currently directors. Directors who receive a plurality of the votes cast at the Meeting shall be elected. Each of the nominees has consented to being named in the Proxy Statement and to serve if elected.
All properly executed proxies received in time to be tabulated for the Meeting will be voted “FOR” the election of the nominees named above, unless otherwise indicated on the proxy. If any nominee becomes unable or unwilling to serve between now and the Meeting, your proxies may be voted FOR the election of a replacement designated by the Board.
The following are brief biographical sketches of the seven nominees, including their principal occupations at present and for the past five years, as of March 31, 2020. Unless otherwise noted, the nominated directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.
The Board believes that each of the below persons possesses the necessary attributes, skills, qualifications, and experience that are appropriate for them to serve as directors of the Company. Our directors have held senior positions as leaders of various entities, demonstrating their ability to perform at the highest levels. The expertise and experience of our directors enable them to provide broad knowledge and sound judgment concerning the issues facing the Company.
The Board has proposed all of the following nominees:
 Mario J. Gabelli has served as Chairman, CEO, CIO – Value (Co-CIO – Value since the appointment of Christopher Marangi and Kevin Dreyer as Co-CIOs – Value in August 2015), and a director of the Company since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by the Company and its affiliates (the “Funds”). Mr. Gabelli also serves as the CEO and Co-CIO of the value portfolios of GAMCO Asset Management Inc. (“GAMCO Asset”), a wholly-owned subsidiary of the Company. Mr. Gabelli has served as Executive Chairman of Associated Capital Group, Inc. (“AC”) since May 2015 and previously served as the CEO of AC from May 2015 until November 2016. AC is a public company that was spun-off from GAMCO in November 2015, which, at the time of the spin-off, contained the alternative investment management business, institutional research business, and certain cash and other assets previously owned and operated by GAMCO. Mr. Gabelli served as a portfolio manager for Teton Advisors, Inc. (“Teton”) from 1998 to February 2017. Since March 1, 2017, GAMCO serves as a sub-advisor to Teton, and Mr. Gabelli serves as a portfolio manager under that sub-advisory agreement. Teton is an asset management company which was spun-off from the Company in March 2009. Mr. Gabelli has served as Chairman of LICT Corporation (“LICT”), a public company engaged in broadband transport and other communications services, since 2004 and has been the CEO of LICT since December 2010. He has also served as a director of CIBL, Inc. (“CIBL”), a public holding company that was spun-off from LICT in 2007, since 2007 and as Executive Chairman since February 2020. He served as the Chairman of Morgan Group Holding Co., a public holding company, from 2001 to October 2019 and as the CEO from 2001 to November 2012. He served as a director of ICTC Group, Inc., a rural telephone company serving southeastern North Dakota from July 2013 to October 2018. In addition, Mr. Gabelli is the CEO, a director and the controlling shareholder of GGCP, Inc. (“GGCP”), a private company which owns a majority of our Class B Stock through an intermediate subsidiary, GGCP Holdings, LLC (“Holdings”), and the President of MJG Associates, Inc. (“MJG Associates”), which acts as an investment manager of various investment funds and other accounts. Mr. Gabelli serves as overseer of the Columbia University Graduate School of Business and as a trustee of Boston College and Roger Williams University. He also serves as a director of the Foreign Policy Association, The Winston Churchill Foundation, The E. L. Wiegand Foundation, The American-Italian Cancer Foundation, and The Foundation for Italian Art & Culture. He is also Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust. Mr. Gabelli also serves as Co-President of Field Point Park Association, Inc.

The Board believes that Mr. Gabelli’s qualifications to serve on the Board include his forty-three years of experience with the Company; his control of the Company through his ownership as the majority shareholder; his position as the senior executive officer of the Company; and his direct responsibility for serving as the Co-CIO of the value portfolios accounting for approximately 75% of the Company’s assets under management (“AUM”) as of December 31, 2019.
Edwin L. Artzt has been a director of the Company since May 2004. Mr. Artzt previously served as a senior advisor to GGCP from September 2003 to December 2008 and was a senior advisor to Kohlberg, Kravis, Roberts & Co., a private equity firm, from April 2001 to April 2008. Mr. Artzt held various senior executive management positions during his 42 year career (from 1953 to 1995) at The Procter & Gamble Company, a global manufacturer of consumer products, and served as its Chairman and CEO from 1990 until 1995. He also served as the senior director of Barilla S.p.A. Italy from 1995 until 1998. Mr. Artzt was a director of American Express from 1991 to 2002, Delta Airlines from 1990 to 2002, and GTE from 1992 to 2002.
The Board believes that Mr. Artzt’s qualifications to serve on the Board include his former position as a Chairman and CEO of The Procter & Gamble Company and his background as a director or an adviser to other public and private companies.
Raymond C. Avansino, Jr. has been a director of the Company since January 2008. Mr. Avansino has been the Chairman and CEO of The E. L. Wiegand Foundation of Reno, Nevada, a Nevada private charitable trust, since 1982. Mr. Avansino is the Chairman and President of Miami Oil Producers, Inc., a private corporation with investments in oil and gas properties, real properties, and securities. He served as President and Chief Operating Officer of Hilton Hotels Corporation from 1993 to 1996 and was a member of the Nevada Gaming Commission from 1981 to 1984. Mr. Avansino was also a director of the Company from 2000 to 2006.
The Board believes that Mr. Avansino’s qualifications to serve on the Board include his former position as the President and Chief Operating Officer of Hilton Hotels Corporation, his current position as the Chairman and CEO of a private charitable trust, and his background as a lawyer with an advanced tax degree.
Leslie B. Daniels has been a director of the Company since November 2016 and has served on the board of directors of Moeller Aerospace. Mr. Daniels was a former Chairman and a member of Florida’s State Board of Administration, Investment Advisory Council (IAC) and Commissioner and Chairman of the Health Care District of Palm Beach County. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, from 1989 to 2014. He was previously President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments, as well as the trading of private placement securities. Prior to forming Burdge, Daniels & Co., Inc., Mr. Daniels was a Senior Vice President of Blyth, Eastman, Dillon & Co., having responsibility for the corporate fixed income sales and trading departments. Mr. Daniels is also a former director of AeroSat Corporation; Aster-Cephac SA; Bioanalytical Systems, Inc.; Douglas Machine & Tool Co., Inc.; IVAX Corporation; MIM Corporation; MIST Inc.; Mylan Laboratories Inc.; NBS Technologies Inc.; and Safeguard Health Enterprises Inc. Mr. Daniels also served as Chairman of TurboCombustor Technology Inc. and Zenith Laboratories, Inc.

The Board believes that Mr. Daniels’ qualifications to serve on the Board include his former positions as the founding partner of CAI Managers & Co., L.P. and President of Burdge, Daniels & Co., Inc., his former positions as a member of Florida’s State Board of Administration, Investment Advisory Council (IAC) and Commissioner and Chairman of the Health Care District of Palm Beach County, and his background as a director to other public and private companies.
 Eugene R. McGrath has been a director of the Company since January 2007. Mr. McGrath previously served as Chairman, President and CEO of Consolidated Edison, Inc. (“Con Ed”), a public utility company, from October 1997 until September 2005 and as Chairman until February 2006. He served as Chairman and CEO of a subsidiary of Con Ed, Consolidated Edison Company of New York, Inc., from September 1990 until February 2006. Mr. McGrath was a director of Sensus from 2010 to 2017, Con Ed from 1989 to 2014, AEGIS Insurance Services from 2003 to October 2016, and Schering-Plough from 2000 to 2009.
 The Board believes that Mr. McGrath’s qualifications to serve on the Board include his former position as the Chairman, President, and CEO of Con Ed and his background as a director of other public companies.

 Robert S. Prather, Jr. has been a director of the Company since May 2004 and serves as the Board’s lead independent director. Mr. Prather has been the President and CEO of Heartland Media LLC, a private owner of television stations and media properties, since September 2013. He was the President and Chief Operating Officer of Gray Television, Inc., a television broadcast company, from September 2002 until June 2013. Mr. Prather was an Executive Vice President of Gray Television, Inc. from 1996 until September 2002. He was also a director of Gray Television, Inc. Mr. Prather is Chairman at Southern Community Newspapers, Inc., a publishing and communication company, since December 2005. He served as CEO and a director of Bull Run Corporation, a sports and affinity marketing and management company, from 1992 until its merger into Triple Crown Media, Inc. in December 2005. Since 2009, he has served as a director of a firm formerly known as Gaylord Entertainment Company, originally a hospitality and entertainment company, which converted into a real estate investment trust under the name Ryman Hospitality Properties, Inc. in October 2012. Mr. Prather also served as a director of Diebold Nixdorf, Inc. from April 2013 to April 2018.
The Board believes that Mr. Prather’s qualifications to serve on the Board include his position as President and CEO of Heartland Media LLC and his background as a director of other public and private companies.
 Elisa M. Wilson has been a director of the Company since February 2009, a director of GGCP since January 2019, and a director of AC since February 2019. Ms. Wilson is President and a trustee of the Gabelli Foundation, Inc., a Nevada private charitable trust. Ms. Wilson also serves as a director of the Breast Cancer Alliance and is a member of the Board of Regents at Boston College. She earned a B.A. from Boston College and an M.A., Ed.M. from Columbia University. Ms. Wilson is the daughter of Mario J. Gabelli.
The Board believes that Ms. Wilson’s qualifications to serve on the Board include her position and experience as the President and trustee of the Gabelli Foundation, Inc. and her previous positions and experience with the Company.
Recommendation
The Board recommends that shareholders vote “FOR” all of the nominees to our Board.
Vote Required
Nominees who receive a plurality of the votes cast will be elected to serve as directors of the Company until the 2021 Annual Meeting or until their successors are duly elected and qualified. “Withhold” votes and broker non-votes, if any, will have no effect on the outcome of this proposal.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We are asking our shareholders to ratify the appointment of D&T as the Company’s independent registered public accountants for the year ending December 31, 2020 (“Proposal 2”). In accordance with our governance documents, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that our shareholders do not approve the appointment of D&T, the Audit Committee will reconsider the appointment of D&T. Ultimately, however, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accountants, whether or not our shareholders ratify the appointment.
For additional information regarding the appointment of D&T as the Company’s independent registered public accountants, please see “Independent Registered Public Accounting Firm” appearing elsewhere in this Proxy Statement.
Recommendation
The Board recommends that shareholders vote “FOR” ratification of D&T as the Company’s independent registered public accountants for the year ending December 31, 2020.
Vote Required
Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on Proposal 2. Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 2 will be deemed to have voted FOR Proposal 2. Broker non-votes, if any, will have no effect on the outcome of Proposal 2. Abstentions will have the same effect as a vote against Proposal 2.

PROPOSAL 3
PROPOSAL TO DECREASE THE COMPANY’S AUTHORIZED SHARES OF CLASS B STOCK

Shareholders are asked to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B Stock from 100,000,000 shares to 25,000,000 shares. The Board believes it is in the best interest of the Company to decrease the number of shares of Class B Stock as the Company has no current intention to issue any additional Class B Stock. The text of the proposed Certificate of Amendment is attached hereto as Exhibit B (the “Certificate of Amendment”). If the proposal to decrease the number of authorized shares of Class B Stock is approved, the Company’s number of shares of authorized Class B Stock will be decreased to 25,000,000 shares upon the filing of the Certificate of Amendment with the Secretary of State of Delaware.

Recommendation

The Board recommends that shareholders vote “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of Class B Stock from 100,000,000 shares to 25,000,000 shares.

Required Vote

Approval requires the affirmative vote of a majority of the Common Stock outstanding. Abstentions and broker non-votes, if any, will have the effect of voting “AGAINST” the proposal.

PROPOSAL 4
RE-APPROVAL OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
WITH MARIO J. GABELLI

Shareholders are asked to re-approve the Amended and Restated Employment Agreement with Mr. Gabelli (“Amended Employment Agreement”) that was entered into in February 2008. On November 30, 2007 and May 6, 2011, our shareholders approved the Amended Employment Agreement by 99.9% and 99.5%, respectively, of the votes cast or 210,128,528 votes and 200,887,209 votes, respectively, and most recently, the Amended Employment Agreement was re-approved by shareholders on May 5, 2015 by 99.3% of the votes cast or 190,492,172 votes. Of the votes cast on November 30, 2007, May 6, 2011, and May 5, 2015 in respect of shares not controlled by Mr. Gabelli, approximately 96%, 79%, and 74%, respectively, voted “FOR” the approval of the Amended Employment Agreement. A copy of the Amended Employment Agreement is attached to this proxy statement as Exhibit C and incorporated herein. The summary below is qualified by reference to the Amended Employment Agreement.

Mr. Gabelli’s Initial Employment Agreement

Prior to our initial public offering (“IPO”) in February 1999, the Company entered into an employment agreement (“Initial Employment Agreement”) with Mr. Gabelli relating to his service as Chairman of the Board, CEO, and CIO of the Company, as well as an executive for certain subsidiaries and portfolio manager for certain Funds and separate accounts. Mr. Gabelli agreed that while he was employed by us, he would not provide investment management services outside of the Company, except for certain permitted accounts. The Initial Employment Agreement could not be amended without the approval of the Compensation Committee.

Pursuant to the Initial Employment Agreement, Mr. Gabelli received an incentive-based management fee in the amount of 10% of the Company’s aggregate pre-tax profits, if any, as computed for financial reporting purposes in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”) (before consideration of this fee) so long as he was an executive of the Company and devoted the substantial majority of his working time to our business. This incentive-based management fee was subject to the Compensation Committee’s review at least annually for compliance with its terms.

Under the Initial Employment Agreement and consistent with the Company’s practice since its inception in 1977, Mr. Gabelli also received a percentage of revenues or net operating contribution, which are substantially derived from AUM, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting Fund shareholders, (iii) attracting and managing separate accounts and alternative investment funds, and (iv) or otherwise generating revenues for the Company. Such payments were made in a manner and at rates as agreed to from time to time by the Company, which rates have been and generally will be the same as those received by other professionals in the company performing similar services. With respect to our institutional and private wealth management, fund advisory, and brokerage business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers, brokers, and marketing teammates who introduce, service, or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the Funds being typically based on net operating contribution.

Mr. Gabelli’s Existing Employment Agreement

In 2007, the Company’s Compensation Committee and Mr. Gabelli agreed to terms of the Amended Employment Agreement. Our shareholders approved the Amended Employment Agreement in November 2007 and Mr. Gabelli and the Company signed the Amended Employment Agreement in February 2008. The Amended Employment Agreement modified Mr. Gabelli’s Initial Employment Agreement primarily by (i) eliminating outdated provisions, clarifying certain language and reflecting our name change; (ii) revising the term from an indefinite term to a three-year initial term that automatically extends the initial term for an additional year on each anniversary of the Amended Employment Agreement’s effective date unless either party gives written notice at least 90 days in advance of the expiration date; (iii) allowing for services to be performed for former subsidiaries that are spun-off to shareholders or otherwise cease to be subsidiaries in similar transactions; (iv) allowing new investors in the permitted outside accounts if all of the performance fees, less expenses, generated by assets attributable to such investors are paid to us; (v) allowing for the management fee to be paid directly to Mr. Gabelli or to an entity designated by him; and (vi) adding certain language to ensure that the Amended Employment Agreement complies with Section 409A of the Internal Revenue Code. The other substantive provisions of the Initial Employment Agreement with Mr. Gabelli remained the same in the Amended Employment Agreement.

While the terms of the Amended Employment Agreement do not require shareholder re-approval, our Board believes that our shareholders should be offered the ability to vote on Mr. Gabelli’s Amended Employment Agreement.

Recommendation

The Board recommends that shareholders vote “FOR” the re-approval of the Amended Employment Agreement with Mr. Gabelli. Mr. Gabelli, who controls approximately 92% of the combined voting power of the Company, intends to vote “FOR” the re-approval of the Amended Employment Agreement.

Required Vote

Approval requires the affirmative vote of a majority of the votes present and or represented by proxy and voting at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

PROPOSAL 5
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year 2019 as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Exchange Act. At the 2017 annual meeting of shareholders, our shareholders approved holding this advisory vote every three years.
The Company's goal for its executive compensation program is to attract, motivate, and retain talented teammates. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests. The Company believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its shareholders. Accordingly, the Company is asking shareholders to approve the following advisory resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed pursuant to SEC compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) is hereby approved.”
As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinion expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the named executive officers.
Recommendation
The Board recommends that shareholders vote “FOR” the advisory resolution approving the compensation of the Company’s named executive officers.
Vote Required
Approval of Proposal 5 requires the affirmative vote of a majority of the votes cast on Proposal 5. Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 5 will be deemed to have voted FOR Proposal 5. Broker non-votes, if any, will have no effect on the outcome of Proposal 5. Abstentions will have the same effect as a vote against Proposal 5.

CORPORATE GOVERNANCE
GAMCO continually strives to maintain the highest standards of ethical conduct, including by reporting results with accuracy and transparency and maintaining full compliance with the laws, rules, and regulations that govern the Company’s businesses. The Company is active in ensuring that its governance practices continue to serve the interests of its shareholders and remain at the leading edge of best practices.
Determination of Director Independence
The Board has established guidelines which it uses in determining director independence and that are based on the director independence standards of the NYSE. A copy of these guidelines can be found as Exhibit A to this Proxy Statement. These guidelines are also attached to the Board’s corporate governance guidelines, which are available at the following website: https://www.gabelli.com/corporate/investor_relations. A copy of these guidelines may also be obtained upon request from our Secretary.
In making its determination of independence with respect to Mr. Prather, the Board considered that the investment advisory subsidiaries of the Company collectively own on behalf of their investment advisory clients approximately 2.90% of the class A common stock and 0.79% of the common stock of Gray Television, Inc. (“Gray”) as of March 1, 2020. This ownership represents approximately 1.70% of the total voting power of Gray. Mr. Prather served as President and Chief Operating Officer and a director of Gray until June 2013. Furthermore, an investment advisory affiliate of the Company nominated Mr. Prather as a director of Gaylord Entertainment Company (“Gaylord”) in 2009 and Mr. Prather was elected as a director of Gaylord on May 7, 2009. Gaylord subsequently converted into a real estate investment trust named Ryman Hospitality Properties, Inc. (“Ryman”) in October 2012 and Mr. Prather remains on Ryman’s board of directors. The Company collectively owns on behalf of their investment advisory clients approximately 5.93% of Ryman’s common stock representing approximately 5.93% of the total voting power of Ryman as of March 1, 2020. In addition, an investment advisory affiliate of the Company nominated Mr. Prather as a director of Diebold Nixdorf, Inc. (“Diebold”) in 2013 and Mr. Prather served as a director of Diebold from April 2013 to April 2018. The Company collectively owns on behalf of their investment advisory clients approximately 8.74% of Diebold’s common stock representing approximately 8.74% of the total voting power of Diebold as of March 1, 2020. Investment advisory affiliates of the Company may continue to nominate Mr. Prather to the boards of directors of public companies.
The Company’s affiliates may also nominate other directors to the boards of directors of companies that are beneficially owned on behalf of its clients. The Board further considered the difficulty the Company would encounter in attempting to unilaterally affect the management of Gray, Ryman, or Diebold through the use of its voting power.

In making its determination of independence with respect to Mr. Avansino, the Board considered that he has a daughter who works for the Company in a non-executive role, as described under “Certain Relationships and Related Transactions.” In addition, the Board considered that he is the Chairman and President of Miami Oil Producers, Inc. (“Miami Oil”), the landlord of a lease that was entered into in 1999 with the Company for office space in Nevada. The Company paid $41,736 in rent to Miami Oil in each of 2019 and 2018. Mr. Avansino is not a shareholder of Miami Oil.
With respect to these relationships, the Board considered Messrs. Avansino’s and Prather’s lack of economic dependence on the Company and other personal attributes that need to be possessed by independent-minded directors. Based on the guidelines attached as Exhibit A hereto and the foregoing considerations, the Board concluded that Messrs. Artzt, Avansino, Daniels, McGrath and Prather were independent and determined that none of them had a material relationship with us which would impair his ability to act as an independent director.
The table below sets forth certain information regarding the nominees to the Board and the Committees on which they currently serve.
Name	Audit Committee	Governance Committee	Compensation Committee	Nominating Committee
Mario J. Gabelli				X
Edwin L. Artzt
Raymond C. Avansino, Jr.	X	X (Chair)	X (Co-Chair)
Leslie B. Daniels	X
Eugene R. McGrath	X	X
Robert S. Prather, Jr.	X (Chair)		X (Co-Chair)
Elisa M. Wilson				X (Chair)
The Board’s Role in the Oversight of Risk
The Board’s oversight of risk is administered directly through the Board, as a whole, or through its Committees. Various reports and presentations regarding risk management are presented to the Board, including the procedures that the Company has adopted to identify and manage risk. Each of the Board’s Committees addresses risks that fall within the respective Committee’s area of responsibility. For example, the Audit Committee is responsible for “overseeing the quality and objectivity of GAMCO’s financial statements and the independent audit thereof.” The Audit Committee reserves time at each of its quarterly meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management. The Director of Internal Audit also is significantly involved in risk management evaluation and designs the Company’s internal audit programs to take account of risk evaluation and work in conjunction with the Chief Accounting Officer. The Director of Internal Audit reports directly to the Company’s Audit Committee.
Relationship of Compensation and Risk
The Compensation Committee of the Board works with the CEO in reviewing the significant elements of the Company’s compensation policies and programs for all teammates. They evaluate the intended behaviors each program is designed to incentivize to ensure that such policies and programs are appropriate for the Company.
The Board and Committees
During 2019, there were four meetings of the Board. Our Board has an Audit Committee, a Compensation Committee, a Governance Committee, and a Nominating Committee. We are deemed to be a “controlled company” as defined by the corporate governance standards of the NYSE by virtue of the fact that GGCP holds more than 50% of the voting power of the Company. As a result, we are exempt from the corporate governance standards of the NYSE requiring that a majority of the Board be independent and that all members of the Governance, Nominating, and Compensation Committees be independent. While the Company is a controlled company, the Board nevertheless is comprised of a majority of independent directors.
The Board believes that the most effective leadership structure is for the Company’s CEO to serve as Chairman given that Mr. Mario Gabelli is the controlling shareholder of the Company. By having Mr. Gabelli serve as the CEO and as Chairman, the Board believes that it enables Mr. Gabelli to ensure that the Board’s agenda responds to strategic challenges, that the Board is presented with information required for it to fulfill its responsibilities, and that Board meetings are as productive and effective as possible.

Our non-management directors meet, without any management directors or teammates present, immediately after our regular quarterly Board meetings. At least once each year, our independent directors meet in a separate executive session. Mr. Prather serves as lead independent director and chairs the meetings of our non-management and independent directors.
The Audit Committee regularly meets with our independent registered public accounting firm to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, reviews fees charged by the independent registered public accounting firm, and selects our independent registered public accounting firm. Messrs. Avansino, Daniels, McGrath, and Prather, each of whom is an independent director as defined by the corporate governance standards of the NYSE and the Company’s guidelines, as set forth in Exhibit A, are the current members of the Audit Committee. The Board has determined that Mr. Prather meets the standards of an “audit committee financial expert,” as defined by the applicable securities regulations. The Audit Committee met six times during 2019.
The Compensation Committee reviews the amounts paid to the CEO for compliance with the terms of his Amended Employment Agreement and generally reviews benefits and compensation for the other executive officers. It also administers our Stock Award and Incentive Plan (the “Plan”). Messrs. Avansino and Prather, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee does not have a formal policy regarding delegation of its authority. The Compensation Committee met two times during 2019.
The Governance Committee advises the Board on governance policies and procedures. Messrs. Avansino and McGrath, each of whom is an independent director, are the members of the Governance Committee. The Governance Committee met once during 2019.
The Nominating Committee advises the Board on the selection and nomination of individuals to serve as directors of GAMCO’s Board. Nominations for director, including nominations for director submitted to the Nominating Committee by shareholders, are evaluated according to our needs and the nominee’s knowledge, experience, and background. Mr. Gabelli and Ms. Wilson are the members of the Nominating Committee. Neither Mr. Gabelli nor Ms. Wilson is an independent director as defined by the corporate governance standards of the Company. The Nominating Committee met once during 2019. The Nominating Committee has adopted the following policy regarding diversity: when identifying nominees as directors, the Nominating Committee will have a bias to have diverse representation of candidates who serve or have served as CEOs or presidents of public or private corporations or entities that are either for-profit or not-for-profit. In accordance with its charter, the Nominating Committee will review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including, but not limited to, an employment change, and recommend whether or not the director should be re-nominated. The Nominating Committee will review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken.
A copy of the Committees’ charters is posted on our website at https://www.gabelli.com/corporate/investor_relations. A shareholder may also obtain a copy of the Committees’ charters upon written request to our Secretary delivered to one of our principal executive offices at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830.
Consideration of Director Candidates Recommended by Shareholders
Except as set forth in the Company’s Bylaws, the Nominating Committee does not have a formal policy regarding the recommendation of director candidates by shareholders. The Board believes it is appropriate not to have such a policy because GGCP holds the majority of the voting power. Nevertheless, the Nominating Committee will consider appropriate candidates recommended by shareholders. Under the process described below, a shareholder wishing to submit such a recommendation should send a letter to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications and otherwise comply with the requirements of our Bylaws. At a minimum, candidates recommended for election to the Board must meet the independence standards of the NYSE as well as any criteria used by the Nominating Committee. The Nominating Committee will consider and evaluate candidates recommended by shareholders in the same manner as it considers candidates from other sources. Acceptance of a recommendation does not imply that the Nominating Committee will ultimately nominate the recommended candidate.
Process for the Consideration of Director Candidates Nominated by Shareholders and of Business Proposed by Shareholders
GAMCO’s Bylaws set forth the processes and advance notice procedures that shareholders of GAMCO must follow, and specifies additional information that shareholders of GAMCO must provide, when proposing director nominations at any annual or special meeting of GAMCO’s shareholders or other business to be considered at an annual meeting of shareholders. Generally, the Bylaws provide that advance notice of shareholder nominations or proposals of business be provided to GAMCO not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the preceding annual meeting of shareholders. For the 2021 Annual Meeting, such notice of nomination or other business must be received at GAMCO’s principal executive offices between January 5, 2021 and February 4, 2021.

Article III, Section 6 of GAMCO’s Bylaws sets out the procedures a shareholder must follow in order to nominate a candidate for Board membership. For these requirements, please refer to the Bylaws as of November 20, 2013, filed with the Securities and Exchange Commission on November 22, 2013 as Exhibit 3.2 to a Current Report on Form 8-K. The Bylaws are also available in the “Investor Relations” section of the Company’s website.
Director Attendance
During 2019, all of the directors attended at least 75% of the meetings of the Board and the Board committees of which he or she was a member. Most of the directors attended our 2019 annual meeting of shareholders. We do not have a policy regarding director attendance at our annual meetings.
COMPENSATION OF DIRECTORS
Mr. Mario Gabelli did not receive compensation for serving as a director of the Company during 2019. Effective July 1, 2018, all non-executive directors other than Mr. Gabelli receive annual cash retainers and meeting fees as follows:
Board Member	$70,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$12,000
Goverance Committee Co-Chairman	$6,000
Attendance per Board Meeting	$10,000
Attendance per Audit Committee Meeting	$4,000
Attendance per Compensation and Governance Committees Meeting	$3,000

DIRECTOR COMPENSATION TABLE FOR 2019
 The following table sets forth fees, awards, and other compensation paid to or earned by our non-executive directors in 2019.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (a)	Stock Option Awards ($) (b)	All Other Compensation ($)	Total ($)
Edwin L. Artzt	110,000	-0-	-0-	-0-	110,000
Raymond C. Avansino, Jr.	158,000	-0-	-0-	-0-	158,000
Leslie B. Daniels	118,000	-0-	-0-	-0-	118,000
Eugene McGrath.	134,000	-0-	-0-	-0-	134,000
Robert S. Prather, Jr.	166,000	-0-	-0-	-0-	166,000
Elisa M. Wilson (c)	110,000	-0-	-0-	-0-	110,000
(a)	There were no GAMCO restricted stock awards (“RSAs”) granted or outstanding to any non-executive director during 2019.
(b)
Mr. Daniels had stock options granted in May 2018 that are currently exercisable to purchase 10,000 shares of Class A Stock at an exercise price of $25.55. There were no GAMCO stock option awards granted or outstanding to any other non-executive director during 2019.

(c)
We lease an approximately 60,000 square foot building located at One Corporate Center, Rye, New York as one of our two headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli, including Ms. Wilson. As a member of M4E, Ms. Wilson is entitled to receive her pro-rata share of payments received by M4E under the lease. See “Certain Relationships and Related Transactions” on pages 30 to 34 of this Proxy Statement for further details.

Communications with the Board
Our Board has established a process for shareholders and other interested parties to send communications to the Board. Shareholders or other interested parties who wish to communicate with the Board, the non-management or independent directors, or a particular director may send a letter to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director(s).
Code of Business Conduct
We have adopted the Code of Conduct that applies to all of our officers, directors, and teammates with additional requirements for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is posted on our website at https://gabelli.com/corporate/investor_relations. Any shareholder may also obtain a copy of the Code of Conduct upon written request to our Secretary delivered to one of our principal executive offices at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our website.
Employee, Officer, and Director Hedging
Pursuant to our policies and procedures for transacting in Company securities, all employees, including our named executive officers, are prohibited from engaging in any transaction intended to hedge or minimize losses in the Company’s securities, including engaging in transactions in puts, calls, or other derivatives of the Company’s securities or short-selling the Company’s securities or “selling against the box” (i.e., failing to deliver sold securities).
Transactions with Related Persons
Our Board has adopted written procedures governing the review, approval, or ratification of any transactions with related persons required to be reported in this Proxy Statement. The procedures require that all related party transactions, other than certain pre-approved categories of transactions, be reviewed and approved by our Governance Committee or the Board. Under the procedures, directors may not participate in any discussion or approval by the Board of related party transactions in which they or a member of their immediate family is a related person, except that they shall provide information to the Board concerning the transaction. Only transactions that are found to be in the best interests of the Company will be approved.

Currently, we have a number of policies and procedures addressing conflicts of interest. Our Code of Conduct addresses the responsibilities of our officers, directors, and teammates to disclose conflicts of interest to our Legal/Compliance Department, which determines whether the matter constitutes a related party transaction that should be reviewed by our Governance Committee or Board. Generally, matters involving employer-teammate relationships, including compensation and benefits, ongoing arrangements that existed prior to our IPO, and financial service relationships including investments in our funds, are not presented for review, approval, or ratification by our Governance Committee or Board.
Furthermore, our Amended and Restated Certificate of Incorporation provides that no contract, agreement, arrangement, or transaction, or any amendment, modification, or termination thereof, or any waiver of any right thereunder (each, a “Transaction”) between GAMCO and:
(i)
Mario J. Gabelli, any member of his immediate family who is at the time an officer or director of GAMCO, and any entity in which one or more of the foregoing beneficially own a controlling interest of the outstanding voting securities or comparable interests (each, a “Gabelli”),

(ii)	any customer or supplier,
(iii)	any entity in which a director of GAMCO has a financial interest (a “Related Entity”), or
(iv)	one or more of the directors or officers of GAMCO or any Related Entity;
will be voidable solely because any of the persons or entities listed in (i) through (iv) above are parties thereto, if the standard specified below is satisfied.
Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board or Committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified below is satisfied. That standard will be satisfied, and such Gabelli, such Related Entity, and the directors and officers of GAMCO or the Related Entity, as applicable, will be deemed to have acted reasonably and in good faith, to the extent such standard is applicable to such person’s conduct, and fully to have satisfied any duties of loyalty and fiduciary duties they may have to GAMCO and its shareholders with respect to such Transaction, if any of the following four requirements are met:
(i)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board or the applicable Committee thereof that authorizes the Transaction, and the Board or such Committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board or such Committee, even if the disinterested directors are less than a quorum;

(ii)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Common Stock entitled to vote thereon, and the Transaction is specifically approved by a vote of the holders of a majority of the voting power of the then outstanding Common Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(iii)
the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board or the applicable Committee thereof or by vote of the holders of a majority of the then outstanding Common Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(iv)	the Transaction is fair to GAMCO as of the time it is approved by the Board, the applicable Committee thereof, or the shareholders of GAMCO.
Our Amended and Restated Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii), or (iii) above, will be deemed to be entirely fair to GAMCO and its shareholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to GAMCO and its shareholders. In addition, our Amended and Restated Certificate of Incorporation provides that a Gabelli will not be liable to GAMCO or its shareholders for breach of any fiduciary duty that a Gabelli may have as a director of GAMCO by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and GAMCO. For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.

A description of certain related party transactions appears under the heading “Certain Relationships and Related Transactions” on pages 30 to 34 of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Messrs. Avansino and Prather. Neither of these individuals has ever been an officer or  teammate of the Company. During 2019, none of our executive officers served on the board of directors or compensation committee of any entity that employed any member of our Compensation Committee or served on the compensation committee of any entity that employed any member of our Board.

INFORMATION REGARDING NAMED EXECUTIVE OFFICERS
As of March 31, 2020, the named executive officers of the Company are as follows:
Name	Age	Position
Mario J. Gabelli	77	Chairman, CEO, and Co-CIO – Value
Douglas R. Jamieson	65	President and Chief Operating Officer of GAMCO Asset, and Former President and Chief Operating Officer of the Company
Kevin Handwerker	63	Executive Vice President, General Counsel, and Secretary
Kieran Caterina	46	Senior Vice President, Chief Accounting Officer, and Principal Financial Officer
Bruce N. Alpert	68	Senior Vice President
Henry G. Van der Eb	74	Senior Vice President
Biographical information for Mr. Gabelli appears above under “Proposal 1 – Election of Directors.” Brief biographical sketches of the other executive officers listed above are set forth below.
Douglas R. Jamieson served as President and Chief Operating Officer of the Company from August 2004 to November 2016. He has served as President and CEO of AC since November 2016. He served as Executive Vice President and Chief Operating Officer of GAMCO Asset from 1986 to 2004 and has served as President and Chief Operating Officer of GAMCO Asset since 2004 and as a director of GAMCO Asset from 1991 to the present. Mr. Jamieson also serves as President and a director of Gabelli & Company Investment Advisers, Inc. (“GCIA”) (a wholly-owned subsidiary of AC) and GAMCO Asset Management (UK) Ltd. (a wholly-owned subsidiary of the Company). Mr. Jamieson served on the Board of Teton from 2005 through 2010. Mr. Jamieson also serves as a director of several investment partnerships that are managed by GCIA. Mr. Jamieson was a securities analyst with G. research, LLC, the broker-dealer subsidiary of AC, from 1981 to 1986. He was a director of GGCP from December 2005 through December 2009, and served as an advisor to the GGCP board through 2010.
Kevin Handwerker has served as Executive Vice President, General Counsel, and Secretary of the Company since November 2013. Mr. Handwerker has also served as Executive Vice President, General Counsel, and Secretary of AC since December 2015. Mr. Handwerker was Managing Director at Neuberger Berman LLC from 2000 through October 2013. Previously, Mr. Handwerker held senior positions in National Financial Partners Corp. and J.P. Morgan Investment Management Inc. He began his law career at Shearman & Sterling LLP, representing financial institutions and other entities in public and private financings, mergers and acquisitions, and merchant banking transactions. Mr. Handwerker received his J.D. from Fordham University School of Law after earning his B.S. in Accounting, summa cum laude, from the State University of New York at Albany.
Kieran Caterina has served as Principal Financial Officer of the Company since June 2019, as Chief Accounting Officer of the Company since June 2019, and as Senior Vice President of the Company since 2011. Previously, Mr. Caterina served as Co-Principal Financial Officer of the Company from July 2015 to June 2019 and as Co-Chief Accounting Officer of the Company from 2012 to June 2019. Mr. Caterina earlier served as Vice President and Co-Principal Accounting Officer of the Company from 2008 to 2012, as Vice President and Acting Co-Chief Financial Officer from 2007 to 2008, and as Controller from 2002 to 2008. Mr. Caterina joined GAMCO in March 1998 as a staff accountant. He received his M.S. in Accounting from Binghamton University after earning his B.S. in Accounting from the State University of New York at Oswego.

Bruce N. Alpert has served as Senior Vice President of the Company since May 2008 and as CEO of G.distributors since January 2020. Mr. Alpert served as Vice President and Chief Operating Officer of Gabelli Funds or its predecessor from 1988 to 1999 and became Executive Vice President and Chief Operating Officer of Gabelli Funds in 1999. Since 1989, Mr. Alpert has been a Vice President of G.research. Mr. Alpert is an officer of certain of the Gabelli/GAMCO Funds. Mr. Alpert also served as a director of Teton Advisors, Inc. from 1998 through May 2012 and was its President from 1998 through 2008 and Chairman from 2008 through 2010. He served as Chief Compliance Officer of the Gabelli/GAMCO Funds from 2012 through 2014 and Gabelli Funds from 2012 through March 2015. From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter. From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. (“Smith Barney”) as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney. Prior to Smith Barney, Mr. Alpert was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group, where he was employed from 1975 through 1983. Mr. Alpert is a Certified Public Accountant.
 Henry G. Van der Eb has served as Senior Vice President of the Company since August 2004 and is a senior advisor to management in all aspects of our business. He has served as a Senior Vice President with Gabelli Funds and GAMCO Asset since October 1999, when he joined the Company after managing his privately held investment advisory firm (Mathers and Company, Inc.), which was acquired by the Company in October 1999. Mr. Van der Eb is a portfolio manager for the Company and is a Chartered Financial Analyst.

COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
The investment management and securities industries are highly competitive and experienced professionals have significant career mobility. We believe that the ability to attract, retain, and provide appropriate incentives for the highest quality professional teammates is important for maintaining our competitive position in the investment management and securities industries, as well as for providing for the long-term success of GAMCO.
Most of GAMCO’s compensation expense is incentive-based variable compensation that will increase or decrease based on the revenues from our AUM. Since 1977, we have generally paid out up to 40% of the revenues or net operating contribution to the marketing teammates and portfolio managers who introduce, service, or generate our separate account and Fund business, with payments involving the separate accounts being typically based on revenues and payments involving the Funds being typically based on net operating contribution. We believe that the variable compensation formulas in place for our marketing teammates and portfolio managers provide significant incentives for the growth of our business and a cushion during periods of market decline.
Our administrative, operations, legal, and finance teammates generally receive the majority of their compensation in the form of base salaries and annual bonuses. We believe that GAMCO must pay competitive levels of cash compensation. We also believe that appropriate equity incentive programs may motivate and retain our professional teammates, but that these programs must always be consistent with shareholder interests.
The Compensation Committee and the Board have continued to consider the results of the shareholders’ non-binding vote in 2011 on our “say-on-pay” proposal. A substantial majority (over 99%) of the shares voted on our “say-on-pay” proposal approved the Company's executive compensation as described in our Compensation Discussion and Analysis and the accompanying tabular disclosures in the 2011 proxy statement. Because a majority of votes cast at the 2011 annual meeting of shareholders, and most recently again at the 2017 annual meeting of shareholders, were in favor of having a “say-on-pay” vote every three years, the Board has adopted a triennial frequency policy. Therefore, a “say-on-pay” vote was again held at the 2014 and 2017 annual meetings of shareholders. Once again, a substantial majority (over 99%) of the shares voted on our “say-on-pay” proposal approved the Company’s executive compensation as described in our Compensation Discussion and Analysis and the accompanying tabular disclosures in the 2014 and 2017 proxy statements. As a result of these favorable votes on our past “say-on-pay” proposals, it was determined that no changes were necessary to our executive compensation program’s design and administration. The Board believes that this continues to be the case.

Compensation of the Named Executive Officers

The compensation for our named executive officers (other than for Mr. Mario Gabelli, whose compensation is described separately below under the section entitled “CEO Compensation”) is composed of base salary, annual bonus, equity compensation, incentive-based variable compensation, and benefits. As used herein, the term “named executives” means all persons listed in the Summary Compensation Table set forth below.
•	Base Salary
Mr. Gabelli recommends to the Compensation Committee the amounts of the base salaries for our named executives, other than himself, which amounts are subject to the Compensation Committee’s review and approval, and are not at the discretion of the named executives. Mr. Gabelli received no base salary in 2019.
•	Annual Bonus
Mr. Gabelli recommends to the Compensation Committee the amounts of the annual bonuses for our named executives, other than himself, which amounts are subject to the Compensation Committee’s review and approval. The factors considered by Mr. Gabelli in making annual bonus recommendations are typically subjective, such as perceptions of the named executives’ experience, performance, and responsibilities. His recommendations may be based on, but are not specifically tied to, the performance of client assets, the objectives set for each executive, the performance of the firm as a whole, and the market value of our stock.
•	Equity Compensation
Our executive compensation program may also include stock option awards or RSAs, which are intended to provide additional incentives to increase shareholder value as well as retain qualified teammates. Mr. Gabelli makes recommendations to the Compensation Committee for the grant of equity awards to our named executives. Individual stock option award levels and individual RSA levels in past years were based upon a subjective evaluation of each named executive’s overall past and expected future contribution. No formula was used to determine the timing or amount of stock option awards and RSAs for any individual.
•	Variable Compensation
To the extent that they have the proper regulatory registrations, all of our teammates, including the named executives, are eligible to receive incentive-based variable compensation for attracting or providing client service to separate accounts, shareholders of the Funds, or investors in our other products. Mr. Jamieson, who provides client service to a significant number of separate accounts, received the majority of his total 2019 compensation from variable compensation payments, as described below in note (d) to the Summary Compensation Table.
In the course of fulfilling Mr. Gabelli’s duties, the Company at times has certain individuals aid him. When this occurs, the Company offsets those costs by a reduction in compensation payable to Mr. Gabelli. Refer to the notes to the Summary Compensation Table on pages 22 to 24 for further details.
CEO Compensation

Mr. Gabelli received no base salary, no bonus, no stock option awards, and no RSAs in 2019, as has been the case for each year since our IPO in 1999. Mr. Gabelli elected to waive all of his compensation that he would otherwise have been entitled to receive under his Amended Employment Agreement for the periods March 1, 2018 to December 31, 2018 (as disclosed in a press release issued by the Company on February 23, 2018), January 1, 2019 to March 31, 2019 (as disclosed in a press release issued by the Company on December 26, 2018), and September 1, 2019 to November 30, 2019 (as disclosed in a current report on Form 8-K filed with the SEC on August 29, 2019). All of the compensation earned and not waived by Mr. Gabelli in 2019 and 2018 was incentive-based variable compensation that was calculated in accordance with Mr. Gabelli’s Amended Employment Agreement, which revised his 1999 employment agreement as described under the heading “Employment Agreements” below.

Mr. Gabelli’s compensation for 2016 and 2017 was also calculated in accordance with his Amended Employment Agreement and was further subject to the terms of restricted stock unit (“RSU”) agreements through which he deferred cash compensation during 2016 and the first half and fourth quarter of 2017. He was, therefore, not paid any cash compensation during 2016 or during the first half or fourth quarter of 2017 and such deferred cash compensation, as adjusted, was paid upon vesting in 2018, 2019, or 2020 as described below.

As described in the Company’s 2017 proxy statement, on December 21, 2015, the Company entered into an RSU agreement with Mr. Gabelli, pursuant to which any variable compensation earned by him in fiscal 2016 would be awarded in the form of RSUs under the Plan (the “2016 RSU Agreement”). Under the 2016 RSU Agreement, the Company issued 2,314,695 RSUs, based upon the volume weighted average price (“VWAP”) of the Company’s Class A Stock for 2016 of $32.8187, in satisfaction of Mr. Gabelli’s variable compensation of $76.0 million for 2016. These RSUs vested 100% on January 2, 2020, and a cash payment in the amount of $43.7 million was made to the CEO. This payment was reduced by $32.3 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($18.8812) versus the VWAP over 2016 ($32.8187).

As also described in the Company’s 2017 proxy statement, on December 23, 2016, the Company entered into a second RSU agreement with Mr. Gabelli, pursuant to which any variable compensation earned by him during the period January 1, 2017 through June 30, 2017 (“First Half 2017”) would be awarded in the form of RSU’s under the Plan (the “First Half 2017 RSU Agreement”). Under the First Half 2017 RSU Agreement, the Company issued 1,244,018 RSUs, based upon the VWAP of the Company’s Class A Stock for the First Half 2017 of $29.6596, in satisfaction of Mr. Gabelli’s variable compensation of $36.9 million for that period. These RSUs vested 100% on July 2, 2018, and a cash payment in the amount of $28.3 million was made to the CEO. This payment was after a waiver of $6.0 million by the CEO and a reduction of $2.6 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($27.1837) versus the VWAP over the First Half 2017 ($29.6596).

As described in the Company’s 2018 proxy statement, on September 30, 2017, the Company entered into a third RSU agreement with Mr. Gabelli, pursuant to which any variable compensation earned by him during the period October 1, 2017 through December 31, 2017 (“Fourth Quarter 2017”) would be awarded in the form of RSU’s under the Plan (the “Fourth Quarter 2017 RSU Agreement”). Under the Fourth Quarter 2017 RSU Agreement, the Company issued 530,662 RSUs, based upon the VWAP of the Company’s Class A Stock for the Fourth Quarter 2017 of $29.1875, in satisfaction of Mr. Gabelli’s variable compensation of $15.5 million for that period. These RSUs vested 100% on April 1, 2019, and a cash payment in the amount of $11.0 million was made to the CEO. This payment was reduced by $4.5 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($20.7916) versus the VWAP over the Fourth Quarter 2017 ($29.1875).
Compensation Consultants
The Company has not retained compensation consultants to assist in determining or recommending the amount or form of executive and director compensation during its last fiscal year.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis appearing above. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement, which section is also incorporated by reference in GAMCO’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Robert S. Prather, Jr. (Chairman)
Raymond C. Avansino, Jr.

SUMMARY COMPENSATION TABLE FOR 2019
The following table sets forth the cash and non-cash compensation for the fiscal years ended 2019 and 2018 paid to or earned by (i) our principal executive officer, (ii) our principal financial officers, and (iii) the other most highly compensated executive officers of the Company who were serving as of the end of the 2019 fiscal year. As used herein, the term “named executives” means all persons listed in the Summary Compensation Table for 2019 (the “Summary Compensation Table”).
					Change in
					Pension Value
					and
				Stock	Nonqualified
		Base		Awards	Deferred	All Other
		Salary	Bonus	($)	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	(k)	Earnings ($)	($)	($)
Mario J. Gabelli…………………………	2019	-0- (a)	-0- (b)	-0-	-0-	32,236,004 (c)	32,236,004
Chairman of the Board,	2018	-0- (a)	-0- (b)	-0-	-0-	10,660,345 (c)	10,660,345
CEO, and Co-CIO - Value

The above compensation earned by Mr. Gabelli in 2019 and 2018 was only for a period of six and two months, respectively. He waived compensation for the periods of March 1, 2018 to December 31, 2018, January 1, 2019 to March 31, 2019, and September 1, 2019 to November 30, 2019. The above compensation earned by Mr. Gabelli for the periods of January 1, 2018 to February 28, 2018 and April 1, 2019 to August 31, 2019 and the month of December 2019 was incentive-based variable compensation and was calculated in accordance with Mr. Gabelli’s Amended Employment Agreement. The above compensation does not include any payments made on the vesting dates in 2019 or 2018 related to the three separate RSU agreements with Mr. Gabelli pursuant to which the Company determined to award Mr. Gabelli’s variable compensation generated in fiscal 2016, the First Half 2017, and the Fourth Quarter 2017 in the form of RSUs under the Plan which are described in detail as to vesting and settlement conditions in Employment Agreements on pages 25 to 26.

(a)	Mr. Gabelli received no fixed salary. Refer to footnote (c).
(b)	Mr. Gabelli received no bonus. Refer to footnote (c).
(c)	Mr. Gabelli’s remuneration for the 2019 and 2018 fiscal years was comprised of the following:
	Incentive Management Fee as CEO and Other of GAMCO* ($)	Portfolio Manager and Other Variable Remuneration ($)	Perquisites ($)	Total Remuneration ($)
2019	5,424,993	26,811,011	-0-	32,236,004
2018	1,817,127	8,843,218	-0-	10,660,345
* As described in the Compensation Discussion and Analysis herein.
The amounts set forth under the heading “Incentive Management Fee” consist of: $5,424,993 for 2019 (after reallocation to Mr. Jamieson of $400,000, to Mr. Caterina of $50,000, to Ms. Mullady of $250,000, and to other teammates of $810,000 and excludes $5,236,001 earned by Mr. Gabelli from AC) and $1,817,127 for 2018 (after reallocation to Mr. Jamieson of $300,000, to Mr. Caterina of $75,000, to Diane M LaPointe of $75,000, to Agnes Mullady of $150,000, and to other teammates of $275,000). The amounts set forth under the heading “Portfolio Manager and Other Variable Remuneration” consist of: (1) $6,508,839 and $2,164,848 for 2019 and 2018, respectively, for acting as portfolio manager and/or attracting and providing client service to a large number of GAMCO’s separate accounts, (2) $12,592,339 and $5,124,415 for 2019 and 2018, respectively, for creating and acting as portfolio manager of several open-end Funds, and (3) $7,709,833 and $1,553,956 for 2019 and 2018, respectively, for creating and acting as portfolio manager of the closed-end Funds. These amounts exclude the $581,436 and $405,776 which relate to 2019 and 2018 amounts, respectively, earned by Mr. Gabelli from AC for acting as portfolio and relationship manager of investment partnerships. There were no perquisites or personal benefits provided by the Company to Mr. Gabelli for 2019 or 2018.

					Change in
					Pension Value
					and
					Nonqualified
		Base		Stock	Deferred	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	Earnings ($)	($)	($)
Douglas R. Jamieson…………………..	2019	320,000	301,806	191,700	-0-	2,317,337 (d)	3,130,843
President and Chief Operating Officer	2018	320,000	300,000	501,250	-0-	2,541,845 (d)	3,663,095
of GAMCO Asset and Former
President and Chief Operating
Officer of the Company (d)

Kevin Handwerker……………………	2019	225,000	150,000	67,095	-0-	2,369 (e)	444,464
Executive Vice President, General	2018	175,000	175,000	200,305	-0-	2,750 (e)	553,055
Counsel, and Secretary (e)

Kieran Caterina………………………..	2019	300,000	261,400	95,850	-0-	50,000 (f)	707,250
Senior Vice President and	2018	294,792	260,000	224,880	-0-	75,000 (f)	854,672
Chief Accounting Officer (f)

Diane M. LaPointe……………………	2019	134,231	25,000	-0-	-0-	5,000 (g)	164,231
Former Senior Vice President and	2018	294,792	260,000	224,880	-0-	80,000 (g)	859,672
Co-Chief Accounting Officer (g)

Agnes Mullady…………………………	2019	360,000	252,471	115,020	-0-	250,000 (h)	977,491
Former Senior Vice President,	2018	360,000	250,000	250,040	-0-	150,000 (h)	1,010,040
and President and Chief Operating
Officer of the Fund Division (h)

Bruce Alpert……………………………	2019	350,000	103,500	-0-	-0-	15,154 (i)	468,654
Senior Vice President,	2018	350,000	125,000	74,310	-0-	12,384 (i)	561,694
and Executive Vice President,
Chief Operating Officer, and
Chief Compliance Officer
of Gabelli Funds, LLC (i)

Henry G. Van der Eb…………………..	2019	300,000	-0-	19,170	-0-	115,281 (j)	434,451
Senior Vice President (j)	2018	300,000	-0-	24,770	-0-	158,571 (j)	483,341

(d)
Mr. Jamieson’s all other compensation represents incentive-based variable compensation in the amount of $1,917,337 and $2,241,845 for 2019 and 2018, respectively, for attracting and/or providing client service to separate accounts, shareholders of the Gabelli or GAMCO Funds, or investors in other products sponsored by GAMCO (“Variable Compensation”) and $400,000 and $300,000 for 2019 and 2018, respectively, for allocation of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above. The 2019 and 2018 amounts reported in the above table for Mr. Jamieson’s total compensation exclude $951,694 and $950,000, respectively, earned by Mr. Jamieson for services rendered to AC pursuant to the Transition Services Agreement in his role as a named executive officer of that company in 2019 and 2018, $311,030 and $186,320 in incentive-based variable compensation earned from AC in 2019 and 2018, respectively, and $494,200 of grant date fair value of AC phantom RSAs in 2018 granted to him for services rendered to AC pursuant to the Transition Services Agreement in his role as a named executive officer of that company in 2018.

(e)
Mr. Handwerker’s all other compensation represents a payment in lieu of health insurance of $2,369 and $2,750 in 2019 and 2018, respectively. The 2019 and 2018 amounts reported in the above table for Mr. Handwerker’s total compensation exclude $377,632 and $352,250, respectively, earned by Mr. Handwerker for services rendered to AC pursuant to the Transition Services Agreement in his role as a named executive officer of that company. The 2018 amounts reported in the table also exclude $105,900 of grant date fair value of AC phantom RSAs in 2018 granted to him for services rendered to AC pursuant to the Transition Services Agreement in his role as a named executive officer of that company.

(f)
Mr. Caterina’s all other compensation in 2019 and 2018 represents his allocation of $50,000 and $75,000, respectively, of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above.

(g)
Ms. LaPointe retired from her role as Senior Vice President, Co-Chief Accounting Officer, and Co-Principal Financial Officer of the Company on June 5, 2019. Ms. LaPointe’s all other compensation in 2019 and 2018 represents her allocation of $75,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli in 2018 as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above, and a payment in lieu of health insurance of $5,000 in each of 2019 and 2018.

(h)
Ms. Mullady is taking a one-year sabbatical, which commenced on January 1, 2020, from her role as President and Chief Operating Officer of the Fund Division of the Company. Ms. Mullady’s all other compensation in 2019 and 2018 represents her allocation of $250,000 and $150,000, respectively, of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above. The 2019 and 2018 amounts reported in the above table for Ms. Mullady’s total compensation exclude $651,029 and $550,000, respectively, earned by Ms. Mullady for services rendered to AC pursuant to the Transition Services Agreement and $211,800 of grant date fair value of AC phantom RSAs granted to her in 2018 for services rendered to AC also pursuant to the Transition Services Agreement.

(i)
Mr. Alpert’s all other compensation consists of Variable Compensation (as defined in note (d)) of $15,154 and $12,384 for 2019 and 2018, respectively. The 2019 and 2018 amounts reported in the above table for Mr. Alpert’s total compensation exclude $5,596 and $1,887, respectively, in incentive-based variable compensation earned from AC.

(j)  Mr. Van der Eb’s all other compensation for 2019 and 2018 consists of Variable Compensation (as defined in note (d)) of $115,281 and $158,571, respectively.

Grants of Plan-Based Awards
The following table (the “Grants of Plan-Based Awards”) shows all plan-based awards granted to our named executives during the fiscal year ended December 31, 2019.
		All Other Stock Awards:
Name	Grant Date	Number of Shares of Stock Or Units	Grant Date Fair Value of Stock Awards ($) (a)
Mario J. Gabelli (b)	-0-	-0-	-0-
Douglas R. Jamieson	6/30/2019	10,000	191,700
Kevin Handwerker	6/30/2019	3,500	67,095
Kieran Caterina	6/30/2019	5,000	95,850
Agnes Mullady	6/30/2019	6,000	115,020
Henry Van der Eb	6/30/2019	1,000	19,170

(a)
In accordance with the SEC’s disclosure rules, the amounts reported in this table reflect the fair value on the effective grant date of the stock awards, determined in accordance with FASB ASC Topic 718, granted to the named executives during 2019.

(b)
Mr. Gabelli has never received either stock options awards or RSAs from the Company. He recommends the grant of stock awards for corporate teammates to the Compensation Committee, as described in the Compensation Discussion and Analysis above. He has received RSUs which are described in detail under Employment Agreements in the next section.

Employment Agreements. Mr. Gabelli is currently the only named executive who has an employment agreement with the Company.
Mario J. Gabelli, on February 6, 2008, entered into the Amended Employment Agreement with the Company, which was approved by the Company’s shareholders on November 30, 2007 and which limits his activities outside of the Company. The Amended Employment Agreement had a three-year initial term with an automatic extension for an additional year on each anniversary of its effective date unless either party gives written notice of termination at least 90 days in advance of the expiration date. The Amended Employment Agreement allows Mr. Gabelli to perform investment management services for former subsidiaries that are spun-off to shareholders or otherwise cease to be subsidiaries in similar transactions and permits new investors in the outside accounts if all of the performance fees, less expenses, generated by assets attributable to such investors are paid to the Company. The Amended Employment Agreement was last submitted to, and re-approved by, the Company’s shareholders at the Annual Meeting of Shareholders held on May 5, 2015 and pursuant to Proposal Number 4 the Amended Employment Agreement is being submitted to the Company’s shareholders for re-approval.
Mr. Gabelli (or, at his option, his designee) receives an incentive-based management fee in the amount of 10% of our aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. GAAP (before consideration of this fee) so long as he is an executive of the Company and devotes the substantial majority of his working time to our business. This incentive-based management fee is subject to the Compensation Committee’s review at least annually for compliance with the terms of the Amended Employment Agreement. The Amended Employment Agreement may not be amended without the approval of the Compensation Committee and Mr. Gabelli.
Mr. Gabelli received no base salary, no bonus, no stock option awards, and no RSAs in 2019, as has been the case for each year since our IPO in 1999. Mr. Gabelli elected to waive all of his compensation that he would otherwise have been entitled to receive under his Amended Employment Agreement for the periods March 1, 2018 to December 31, 2018 (as disclosed in a press release issued by the Company on February 23, 2018), January 1, 2019 to March 31, 2019 (as disclosed in a press release issued by the Company on December 26, 2018), and September 1, 2019 to November 30, 2019 (as disclosed in a current report on Form 8-K filed with the SEC on August 29, 2019). All of the compensation earned and not waived by Mr. Gabelli in 2019 and 2018 was incentive-based variable compensation that was calculated in accordance with Mr. Gabelli’s Amended Employment Agreement, which revised his 1999 employment agreement.

Mr. Gabelli’s compensation for 2016 and 2017 was also calculated in accordance with his Amended Employment Agreement and was further subject to the terms of RSU agreements through which he deferred cash compensation during 2016, First Half 2017, or Fourth Quarter 2017. He was, therefore, not paid any cash compensation during 2016, First Half 2017, or Fourth Quarter 2017 and such deferred cash compensation, as adjusted, was paid in 2018, 2019, or 2020 as described below.

As described in the Company’s 2017 proxy statement, on December 21, 2015, the Company entered into the 2016 RSU Agreement with Mr. Gabelli, pursuant to which any variable compensation earned by him in fiscal 2016 would be awarded in the form of RSUs under the Plan. Under the 2016 RSU Agreement, the Company issued 2,314,695 RSUs, based upon the VWAP of the Company’s Class A Stock for 2016 of $32.8187, in satisfaction of Mr. Gabelli’s variable compensation of $76.0 million for 2016. These RSUs vested 100% on January 2, 2020, and a cash payment in the amount of $43.7 million was made to the CEO. This payment was reduced by $32.3 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($18.8812) versus the VWAP over 2016 ($32.8187).

As also described in the Company’s 2017 proxy statement, on December 23, 2016, the Company entered into the First Half 2017 RSU Agreement with Mr. Gabelli, pursuant to which any variable compensation earned by him during the First Half 2017 would be awarded in the form of RSU’s under the Plan. Under the First Half 2017 RSU Agreement, the Company issued 1,244,018 RSUs, based upon the VWAP of the Company’s Class A Stock for the First Half 2017 of $29.6596, in satisfaction of Mr. Gabelli’s variable compensation of $36.9 million for that period. These RSUs vested 100% on July 2, 2018, and a cash payment in the amount of $28.3 million was made to the CEO. This payment was after a waiver of $6.0 million by the CEO and a reduction of $2.6 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($27.1837) versus the VWAP over the First Half 2017 ($29.6596).
As described in the Company’s 2018 proxy statement, on September 30, 2017, the Company entered into the Fourth Quarter 2017 RSU Agreement with Mr. Gabelli, pursuant to which any variable compensation earned by him during the Fourth Quarter 2017 would be awarded in the form of RSU’s under the Plan. Under the Fourth Quarter 2017 RSU Agreement, the Company issued 530,662 RSUs, based upon the VWAP of the Company’s Class A Stock for the Fourth Quarter 2017 of $29.1875, in satisfaction of Mr. Gabelli’s variable compensation of $15.5 million for that period. These RSUs vested 100% on April 1, 2019, and a cash payment in the amount of $11.0 million was made to the CEO. This payment was reduced by $4.5 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($20.7916) versus the VWAP over the Fourth Quarter 2017 ($29.1875).

In accordance with the Amended Employment Agreement, Mr. Gabelli chose to allocate $1,510,000 and $875,000 of his management fee to certain other teammates in 2019 and 2018, respectively.
Mr. Gabelli earned (after allocations and waiver) the following incentive-based management fees during the past five years:
	2019*	2018 *
Management Fee ($ in millions)	5.4	1.8
* The management fee for 2019 is only for the period April 1, 2019 to August 31, 2019 and the month of December 2019 due to Mr. Gabelli’s decision to waive compensation for the periods January 1, 2019 to March 31, 2019 and September 1, 2019 to November 30, 2019 and excludes $5.2 million earned from AC. The management fee for 2018 is only for the period January 1, 2018 to February 28, 2018 due to Mr. Gabelli’s decision to waive compensation for the period March 1, 2018 to December 31, 2018.

Consistent with the Company’s practice since its inception in 1977, Mr. Gabelli will, in periods where he does not waive compensation, also continue receiving a percentage of revenues or net operating contribution, which are substantially derived from AUM, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting Fund shareholders, (iii) attracting and managing separate accounts and alternative funds, and (iv) otherwise generating revenues for the Company. Such payments are made in a manner and at rates as agreed to from time to time by GAMCO, which rates have been and generally will be the same as those received by other professionals at GAMCO performing similar services. With respect to our institutional and private wealth management and fund advisory business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers and marketing teammates who introduce, service, or generate such business, with (i) payments involving the separate accounts being typically based on revenues and (ii) payments involving the Funds being typically based on net operating contribution.
In accordance with the terms of his Amended Employment Agreement, Mr. Gabelli has agreed that while he is employed by us he will not provide investment management services outside of GAMCO, except for certain permitted accounts or except for services to be performed for former subsidiaries that are spun-off from the Company. During 2019 and 2018, Mr. Gabelli served as a portfolio manager for various privately offered funds.
Outstanding Equity Awards at December 31, 2019
The following table summarizes the number of securities underlying outstanding equity awards for the named executives as of December 31, 2019.
	Number of Securities Underlying Unexercised Options at December 31, 2019		Option Exercise	Option Expiration	Number of Unvested RSAs and		Market Value of Unvested RSAs and RSUs (GAMCO)
Name	Exercisable (#)	Unexercisable (#)	Price	Date	RSUs		($)
Mario J. Gabelli	-0-	-0-	N/A	N/A	2,314,695	(a)	45,113,406	(a)
Douglas R. Jamieson	-0-	-0-	N/A	N/A	30,000	(c)	584,700	(b)
Kevin Handwerker	-0-	-0-	N/A	N/A	11,500	(d)	224,135	(b)
Kieran Caterina	-0-	-0-	N/A	N/A	14,000	(e)	272,860	(b)
Diane M. LaPointe	-0-	-0-	N/A	N/A	-0-	(f)	-0-
Agnes Mullady	-0-	-0-	N/A	N/A	16,000	(g)	311,840	(b)
Bruce Alpert	-0-	-0-	N/A	N/A	3,000	(h)	58,470	(b)
Henry Van der Eb	-0-	-0-	N/A	N/A	2,000	(i)	38,980	(b)

(a)
As discussed under Employment Agreements on pages 25 to 26, the Company entered into three RSU agreements with Mr. Gabelli. Only one of these remained outstanding at December 31, 2019, as two were settled in accordance with the terms of the RSU agreements when vested on July 2, 2018 and April 1, 2019. The above table reflects the market value of the outstanding unvested GAMCO RSUs for Mr. Gabelli determined with reference to the $19.49 per share closing price of GAMCO’s Class A Stock on December 31, 2019. Such remaining RSU agreement vested 100% on January 2, 2020, and a cash payment in the amount of $43.7 million was made to the CEO. This payment was reduced by $32.3 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($18.8812) versus the VWAP over 2016 ($32.8187).

(b)	The market value of the outstanding unvested GAMCO RSAs on the above table is determined with reference to the $19.49 per share closing price of GAMCO’s Class A Stock on December 31, 2019.

(c)
Mr. Jamieson’s RSAs will vest on April 4, 2021 and 2023 as to 30% and 70%, respectively, of 5,000 shares; on August 7, 2021 and 2023 as to 30% and 70%, respectively, of 15,000 shares; and on June 30, 2022 and 2025 as to 30% and 70%, respectively, of 10,000 shares in accordance with the terms of his RSA agreements.

(d)
Mr. Handwerker’s RSAs will vest on April 4, 2021 and 2023 as to 30% and 70%, respectively, of 2,500 shares; on August 7, 2021 and 2023 as to 30% and 70%, respectively, of 5,500 shares; and on June 30, 2022 and 2025 as to 30% and 70%, respectively, of 3,500 shares in accordance with the terms of his RSA agreements.

(e)
Mr. Caterina’s RSAs will vest on April 4, 2021 and 2023 as to 30% and 70%, respectively, of 4,000 shares; on August 7, 2021 and 2023 as to 30% and 70%, respectively, of 5,000 shares; and on June 30, 2022 and 2025 as to 30% and 70%, respectively, of 5,000 shares in accordance with the terms of his RSA agreements.

(f)	Ms. LaPointe’s RSAs granted on April 4, 2018 and August 7, 2018 were forfeited in accordance with the terms of her RSA agreements upon leaving GAMCO effective June 5, 2019.

(g)
Ms. Mullady’s RSAs will vest on April 4, 2021 and 2023 as to 30% and 70%, respectively, of 4,000 shares; on August 7, 2021 and 2023 as to 30% and 70%, respectively, of 6,000 shares; and on June 30, 2022 and 2025 as to 30% and 70%, respectively, of 6,000 shares in accordance with the terms of her RSA agreements.

(h)     Mr. Alpert’s RSAs will vest on April 4, 2021 and 2023 as to 30% and 70%, respectively, of 3,000 shares in accordance with the terms of his RSA agreements.

(i)
Mr. Van der Eb’s RSAs will vest on April 4, 2021 and 2023 as to 30% and 70%, respectively, of 1,000 shares and on June 30, 2022 and 2025 as to 30% and 70%, respectively, of 1,000 shares in accordance with the terms of his RSA agreements.

Options Exercises, RSAs Vested, and RSUs Vested for 2019

The following table summarizes RSUs which vested for the named executives during 2019. There were no stock options exercised by or RSAs which vested for the named executives during 2019.

	RSUs
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Mario J. Gabelli	-0-	$11,033,320	(a)

(a)
As discussed under Employment Agreements on pages 25 to 26, the Company entered into the Fourth Quarter 2017 RSU Agreement with Mr. Gabelli in satisfaction of Mr. Gabelli’s variable compensation of $15.5 million for the Fourth Quarter 2017. These 530,662 RSUs vested 100% on April 1, 2019, and a cash payment in the amount of $11.0 million was made to the CEO. This payment was reduced by $4.5 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($20.7916) versus the VWAP over the Fourth Quarter 2017 ($29.1875).

Nonqualified Deferred Compensation Table for 2019
There was no nonqualified deferred compensation payable to the named executives during 2019.

Pension Benefits for 2019
There were no pension benefit plans for any of the named executives during 2019.

Potential Payments Upon Termination of Employment or Change-of-Control.
Upon a change-of-control of the Company, Mr. Gabelli’s RSUs, if any (none are currently outstanding), and all RSAs held by the other named executives (if still employed by the Company at such time) automatically vest, and the accumulated but unpaid dividends associated with the RSAs would become immediately payable. There were no accumulated dividends associated with the RSUs.
The following table sets forth information on the value of GAMCO RSUs and RSAs held on December 31, 2019 and the accumulated but unpaid dividends on the RSAs through December 31, 2019, which would have been payable had a change-of-control occurred on that date. The price per share assumed is $19.49, which was the closing price of Class A Stock on December 31, 2019.
Name	Fair Value of Unvested GBL RSAs and RSUs at December 31, 2019		Accumulated but Unpaid Dividends on these RSAs at December 31, 2019	Total ($)
Mario J. Gabelli	$45,113,406(a	)	$-0-	$45,113,406(a	)
Douglas R. Jamieson	584,700		2,900	587,600
Kevin Handwerker	224,135		1,150	225,285
Kieran Caterina	272,860		1,360	274,220
Diane M. LaPointe	-0-		-0-	-0-
Agnes Mullady	311,840		1,520	313,360
Bruce Alpert	58,470		420	58,890
Henry Van der Eb	38,980		180	39,160
Total	$46,604,391		$2,870	$46,611,921
(a)
As discussed under Employment Agreements on pages 25 to 26, the Company entered into three RSU agreements with Mr. Gabelli. Only one of these remained outstanding at December 31, 2019, as two were settled in accordance with the terms of the RSU agreements when vested on July 2, 2018 and April 1, 2019. The above table reflects the market value of the outstanding unvested GAMCO RSUs for Mr. Gabelli determined with reference to the $19.49 per share closing price of GAMCO’s Class A Stock on December 31, 2019. Such remaining RSU agreement vested 100% on January 2, 2020, and a cash payment in the amount of $43.7 million was made to the CEO. This payment was reduced by $32.3 million resulting from the RSUs being indexed to the Company’s Class A Stock price and utilizing the lesser of the VWAP on the vesting date ($18.8812) versus the VWAP over 2016 ($32.8187).

CEO PAY RATIO
 Smaller reporting companies are not required to provide the information required by this item.

CERTAIN OWNERSHIP OF OUR STOCK
The following table sets forth, as of March 3, 2020, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, nominees, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.
Name of Beneficial Owner*	Title of Class	Number of Shares		Number of Shares Acquirable within 60 days	Percent of Class (%)
5% or More Shareholders
The Vanguard Group	Class A	517,089	(1)	-0-	6.23
BlackRock, Inc.	Class A	479,697	(2)	-0-	5.78

Directors and Executive Officers
Mario J. Gabelli	Class A	2,965,049	(3)	-0-	35.71
	Class B	18,767,036	(4)	-0-	98.65
Douglas R. Jamieson	Class A	39,259	(5)	-0-	**
	Class B	29,471		-0-	**
Kevin Handwerker	Class A	11,904		-0-	**
Kieran Caterina	Class A	16,000		-0-	**
Bruce Alpert	Class A	12,119		-0-	**
	Class B	1,720		-0-	**
Henry Van der Eb	Class A	2,000		-0-	**

Edwin L. Artzt	Class A	3,000		-0-	**
Raymond C. Avansino, Jr.	Class A	141,500	(6)	-0-	1.70
Leslie B. Daniels	Class A	10,000		-0-	**
Eugene R. McGrath	Class A	12,455	(7)	-0-	**
Robert S. Prather, Jr.	Class A	10,010		-0-	**
Elisa M. Wilson	Class A	-0-		-0-	**
	Class B	23,808		-0-	**
All Directors & Executive Officers as a Group (12 persons)	Class A	3,223,296		-0-	38.82
	Class B	18,822,035		-0-	98.94

(*)
The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355; BlackRock, Inc., 55 East 52nd Street, New York, NY 10055; and Mario J. Gabelli, GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830.

(**)
Represents beneficial ownership of less than 1%.

Pursuant to a resolution approved by the Board, as of March 3, 2020, there are 599,943 shares of the Class B Stock that may be converted into Class A Stock.

(1)	As reported in Schedule 13G that was filed with the SEC by The Vanguard Group on February 11, 2020.
(2)	As reported in Schedule 13G that was filed with the SEC by BlackRock, Inc. on February 7, 2020.
(3)
Of this amount, 8,642 are owned directly by Mr. Gabelli, 21,006 shares are held by GGCP, 816,501 shares are held by GCIA, and 2,118,900 shares held by AC. Mr. Gabelli has voting and dispositive control of these shares.

(4)
Of this amount, 453,295 are owned directly by Mr. Gabelli and 18,313,741 of these shares are owned by Holdings via GGCP. Mr. Gabelli may be deemed to have beneficial ownership of the Class B Stock held by Holdings on the basis of (i) his position as the CEO of, a director of, and the controlling shareholder of GGCP which is the manager and the majority member of Holdings, and (ii) a certain profit interest in Holdings. Mr. Gabelli disclaims beneficial ownership of the shares owned by Holdings except to the extent of his pecuniary interest therein.

(5)	Includes 820 shares for which Mr. Jamieson is the Uniform Gift to Minors Act Custodian for his minor child’s account. Mr. Jamieson has voting and dispositive control of these shares.
(6)	These shares are owned by three entities for which Mr. Avansino serves as a director, officer, or trustee. Mr. Avansino disclaims beneficial ownership of these shares.
(7)	Includes 2,350 shares held by a trust for which Mr. McGrath is a trustee and has shared voting and dispositive power with respect to these shares with his spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of filings made under Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers and our shareholders who own 10% or more of our Class A Stock or Class B Stock have complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time for 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GGCP, through Holdings, owns a majority of our Class B Stock representing approximately 92% of the combined voting power and approximately 67% of the outstanding shares of our common stock as of December 31, 2019. Mr. Mario Gabelli serves as the CEO, a director, and is the controlling shareholder of GGCP. Various family members of Mr. Mario Gabelli are shareholders of GGCP, including Mr. Marc Gabelli and Ms. Wilson. Mr. Marc Gabelli serves as President and Managing Director of GGCP.
AC and its subsidiaries owned approximately 2.9 million shares of our Class A Stock, representing approximately 1% of the combined voting power and 11% of the outstanding shares of our Class A Stock at December 31, 2019. AC is majority-owned by Holdings.
 For 2019, the Company incurred variable costs of $317,391 for actual usage (but not the fixed costs) relating to our use of aircraft in which GGCP owns the fractional interests.
Since 1997, we have leased an approximately 60,000 square foot building located at One Corporate Center, Rye, New York as one of our two headquarters (the “Building”) from M4E, an entity that is owned by family members of Mr. Mario Gabelli, including Ms. Wilson. Under the lease for the Building, which, on June 11, 2013, was extended to December 31, 2028 with no change to the base rental of $18 per square foot, we are responsible for all operating expenses, costs of electricity, and other utilities and taxes. For 2019, the rent was $1,253,331, or $20.89 per square foot. As a member of M4E, Ms. Wilson is entitled to receive her pro-rata share of payments received by M4E under the lease.
We sub-lease approximately 13,800 square feet in the Building to AC. AC pays rent at the base rate of $22.32 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amount paid in 2019 for rent and other expenses under these leases was $485,333.

We entered into a number of agreements in connection with the Company’s distribution of the shares of Class A and B common stock in Teton in March 2009. These agreements are as follows: a Separation and Distribution Agreement, an Administrative and Management Services Agreement (the “Administrative Agreement”), and Service Mark and Name License Agreement (the “License Agreement”). Pursuant to the Administrative Agreement, we provide certain services to Teton, including senior executive functions, strategic planning, and general corporate management services; fund administration services; treasury services, including insurance and risk management services and administration of benefits; operational and general administrative assistance, including office space, office equipment, administrative personnel, payroll, and procurement services, as needed; accounting and related financial services; legal, regulatory, and compliance advice, including the retention of a Chief Compliance Officer; and human resources functions, including sourcing of permanent and temporary employees, as needed, recordkeeping, performance reviews, and terminations. Effective January 1, 2011, Teton and GBL renegotiated the terms of the sub-administration agreement from a flat 0.20% on the average net assets of the mutual funds managed by Teton to 0.20% on the first $370 million in average net assets, 0.12% on the next $630 million in average net assets, and 0.10% on average net assets in excess of $1 billion, as compensation for providing mutual fund administration services. Additionally, Teton paid to GBL an administrative services fee of $4,167 per month. For 2019, the Company was compensated by Teton $50,000 for the full year, plus an average of 13.9 basis points of the average AUM in the Teton funds (pursuant to the tiered formula) for providing fund administration services to these funds, or $1,959,069 for 2019. Effective October 1, 2018, Teton and GBL entered into an additional agreement whereby GBL acts as the sub-administrator for the Keeley-Teton funds in exchange for a flat annual fee of $24,000 and a variable annual fee equal to 2.5 basis points of the average AUM of the Keeley-Teton funds. During 2019, Teton paid GBL $208,849. G.distributors, an affiliated broker-dealer of the Company, served as distributor to the 9 open-end funds that are managed by Teton during 2019. In 2019, the funds managed by Teton paid G.distributors $2,519,103 in distribution fees, of which $2,267,617 was reallocated to other broker dealers by G.distributors. In addition, in 2019, Keeley-Teton Advisors, Inc., a wholly-owned subsidiary of Teton, paid G.distributors $180,000 in distribution fees.
Effective January 1, 2014, GAMCO Asset and Gabelli Funds each entered into a research services agreement with G.research, a wholly-owned subsidiary of GCIA (which was a wholly-owned subsidiary of AC subsequent to the spin-off), for G.research to provide them with the same types of research services that it provides to its other clients. In 2019, GAMCO and Gabelli Funds each paid G.research $750,000. This agreement ended December 31, 2019.

In connection with the spin-off of AC in November 2015, we entered into certain other agreements with AC to define our ongoing relationship with AC after the spin-off. These other agreements define responsibility for obligations arising before and after the distribution date, including certain transitional services and taxes, and are summarized below.

Separation and Distribution Agreement
On November 30, 2015, we entered into a Separation and Distribution Agreement with AC (the “Separation Agreement”), which contains the key provisions relating to the separation of AC’s business from that of GAMCO and the distribution of the AC common stock. The Separation Agreement identified the assets transferred, liabilities assumed, and contracts assigned to AC by GAMCO and by AC to GAMCO in the spin-off and describes when and how these transfers, assumptions, and assignments occurred. The Separation Agreement also includes procedures by which GAMCO and AC became separate and independent companies. The Separation Agreement provides that, as of November 30, 2015, each party released the other party and their respective affiliates and their directors, officers, employees, and agents from all claims, demands, and liabilities, in law and in equity, against such other party, which such releasing party has or may have had relating to events, circumstances, or actions taken by such other party prior to the distribution. This release does not apply to claims arising from the Separation Agreement.
Indemnification
GAMCO has agreed to indemnify AC and its directors, officers, employees, agents, and affiliates (collectively, “AC Indemnitees”) against all losses, liabilities, and damages incurred or suffered by any of the AC Indemnitees arising out of:
• GAMCO’s business;
• the failure or alleged failure of GAMCO or any of its subsidiaries to pay, perform, or otherwise discharge in due course any of GAMCO  liabilities;
• a breach by GAMCO of any of its obligations under the Separation Agreement;  and
• any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by GAMCO pursuant to any securities rule, regulation, or  law, (ii) otherwise disclosed by GAMCO or its subsidiaries to investors or potential investors in GAMCO or its subsidiaries, or (iii) furnished to any AC Indemnitee by GAMCO or any of its subsidiaries for inclusion in any public disclosures to be made by any AC Indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii), or (iii) a material fact necessary to make the statements not misleading. The indemnity described in this paragraph is available only to the extent that AC losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied after the spin-off by AC or its agents.

Similarly, AC has agreed to indemnify GAMCO and its directors, officers, employees, agents, and affiliates (collectively, “GAMCO Indemnitees”) against all losses, liabilities, and damages incurred or suffered by any of the GAMCO Indemnitees arising out of:
• AC’s business;
• the failure or alleged failure of AC or any of its subsidiaries to pay, perform, or otherwise discharge in due course any of AC liabilities;
• a breach by AC of any of its obligations under the Separation Agreement; and
• any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by AC following the distribution pursuant to any securities rule, regulation, or law, (ii) otherwise disclosed following the distribution by AC or its subsidiaries to investors or potential investors in AC or its subsidiaries, or (iii) furnished to any GAMCO indemnitee by AC or any of its subsidiaries for inclusion in any public disclosures to be made by any GAMCO indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii), or (iii) a material fact necessary to make the statements not misleading. The indemnity described in this paragraph is available only to the extent that GAMCO losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied by GAMCO or its agents.
Transitional Administrative and Management Services Agreement
On November 30, 2015, we entered into a Transitional Administrative and Management Services Agreement with AC (the “Transition Services Agreement”). The agreement calls for GAMCO to provide to AC certain administrative services including but not limited to: human resources, compliance, legal, payroll, information technology, and operations. Services provided by GAMCO to AC or by AC to GAMCO under the Transition Services Agreement are charged at cost and for the year ended December 31, 2019, we paid AC approximately $8,477,516, and AC paid $1,899,158 to us. The Transition Services Agreement had an initial term of twelve months but has continued in full force and has not been terminated to date. The Transition Services Agreement is terminable by either party on 30 days’ prior written notice to the other party.
Certain named executives of GAMCO earned an amount during 2019 for services rendered to AC pursuant to the Transition Services Agreement and/or, in some cases, an additional amount that was earned by them directly for incentive-based variable compensation from AC.
	GAMCO Named Executives’ Compensation From AC During 2019
Name	Earned for services rendered to AC pursuant to the Transition Services Agreement ($)	Earned directly as incentive-based variable compensation from AC ($)
Mario J. Gabelli	-0-	5,817,436
Douglas R. Jamieson	951,694	311,030
Kevin Handwerker	377,632	-0-
Agnes Mullady	651,029	-0-

Tax Indemnity and Sharing Agreement
On November 30, 2015, we entered into a Tax Indemnity and Sharing Agreement with AC that provides for certain agreements and covenants related to tax matters involving AC and us. This agreement covers time periods before and after the distribution. Among the matters addressed in the agreement are filing of tax returns, retention and sharing of books and records, cooperation in tax matters, control of possible tax audits, and contests and tax indemnities. The agreement also provides for limitations on certain corporate transactions that could affect the qualification of the spin-off as tax free under the Internal Revenue Code.

Service Mark and Name License Agreement
On November 30, 2015, we entered into the Service Mark and Name License Agreement with AC pursuant to which AC has certain rights to use the “Gabelli” name and the “GAMCO” name.

Other Related Party Transactions
GAMCO serves as the investment advisor for 24 open-end Funds and 16 closed-end Funds and earns advisory fees based on predetermined percentages of the average net assets of the Funds. In addition, G.distributors, the broker dealer subsidiary of GAMCO, has entered into distribution agreements with each of the Funds. As principal distributor, G.distributors incurs certain promotional and distribution costs related to the sale of Fund shares, for which it receives a distribution fee from the Funds or reimbursement from the investment advisor. For 2019, G.distributors earned $29,405,087 in distributions fees. Advisory and distribution fees receivable from the Funds were $30,956,402 at December 31, 2019.
Pursuant to an agreement between GCIA and Gabelli Funds, Gabelli Funds pays to GCIA 90% of the net revenues received by Gabelli Funds related to being the advisor to the SICAV. Net revenues are defined as gross advisory fees less expenses related to payouts and expenses of the SICAV paid by Gabelli Funds. The amount paid by Gabelli Funds to GCIA for 2019 was $7,625,284.
We incur expenses for certain professional and administrative services and purchase services from third party providers, such as payroll, transportation, insurance, and public relations services, on behalf of GGCP and MJG Associates. GGCP and MJG Associates reimburse us for these expenses. GGCP also incurs expenses for certain professional and administrative services on behalf of the Company, and we reimburse GGCP for these expenses. The net amount reimbursable from GGCP and MJG Associates to us for such expenses for 2019 was $184,305 and $329,171, respectively. At December 31, 2019, $57,794 and $329,171 was owed to the Company by GGCP and MJG Associates, respectively.
Certain directors and executive officers have immediate family members who are employed by us, our subsidiaries, and certain related entities. The base salaries and bonuses of each of these immediate family members are established in accordance with our compensation practices applicable generally to teammates with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in any of these employment relationships of their immediate family members, and all of the immediate family members of our directors mentioned below are financially independent adult children. None of the immediate family members mentioned below are executive officers of GAMCO.
A daughter of Mr. Avansino, one of our directors, is employed by one of our subsidiaries in a sales and marketing role and earned from GAMCO in 2019 Variable Compensation of $216,311 plus usual and customary benefits. She also received 500 RSAs on June 30, 2019 with a grant date fair value of $19.17 per share. As with all Company RSAs, fair value equals the closing price of the Company’s Class A Stock on the effective grant date. Compensation expense of $10,068 was recognized for all of her RSAs for financial statement reporting purposes for the fiscal year ended December 31, 2019 calculated in accordance with FASB guidance. The total compensation that she earned from GAMCO in 2019 was $226,379.
  A son of our Chairman is employed by a subsidiary of AC, but he also earned from GAMCO in 2019 Variable Compensation of $1,581,001 plus usual and customary benefits.
Our Chairman’s spouse, who has been employed by a subsidiary of the Company in a sales and marketing role since 1984, has been a director of that subsidiary since 1991, and has been his spouse since 2002, earned from GAMCO in 2019 no base salary and $3,821,895 in Variable Compensation plus usual and customary benefits. She also received 3,500 RSAs on June 30, 2019 with a grant date fair value of $19.17 per share. As with all Company RSAs, fair value equals the closing price of the Company’s Class A Stock on the effective grant date. Total compensation expense of $56,004 was recognized by the Company for all of her RSAs for financial statement reporting purposes for the fiscal year ended December 31, 2019 calculated in accordance with FASB guidance. The total compensation that she earned from GAMCO in 2019 was $3,877,899.
A brother of our Chairman earned from GAMCO in 2019 $274,261 in Variable Compensation plus usual and customary benefits. He also received 500 RSAs on June 30, 2019 with a grant date fair value of $19.17 per share. As with all Company RSAs, fair value equals the closing price of the Company’s Class A Stock on the effective grant date. Compensation expense of $10,114 was recognized for all of his RSAs for financial statement reporting purposes for the fiscal year ended December 31, 2019 calculated in accordance with FASB guidance. The total compensation that he earned from GAMCO in 2019 was $284,375.
Ms. Wilson, a director and the daughter of our Chairman, is also a teammate of the Company. Ms. Wilson has been on extended unpaid leave from the Company since January 1, 2004 and, therefore, received no compensation during 2019 other than compensation she received as a director disclosed in the Director Compensation Table for 2019 and her previously discussed entitlement, as a member of M4E, to receive her pro-rata share of payments received by M4E under the lease on the Building.

The spouse of Ms. LaPointe, our former Senior Vice President and Co-Chief Accounting Officer, was employed until July 1, 2019 as the Executive Vice President, and Chief Financial Officer of LICT, until February 3, 2020 as the Interim CEO and Chief Financial Officer of CIBL, and until November 1, 2019 as the Acting CEO, Chief Financial Officer, and a Director of Morgan Group Holding, Inc. (“Morgan”), and continues to serve as a Director of LICT. In addition to serving as the Chairman and CEO of LICT and as a Director and Executive Chairman of CIBL, our Chairman and CEO, Mr. Mario Gabelli, also served as the Chairman of Morgan until October 2019.
As required by our Code of Ethics, our teammates are required to maintain their brokerage accounts at G.research unless they receive permission to maintain an outside account. G.research offers all of these teammates the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of our teammates, including the executive officers or entities controlled by them, have brokerage accounts at G.research and have engaged in securities transactions through it at discounted rates. From time to time, we, through our subsidiaries, in the ordinary course of business have also provided brokerage or investment advisory services to our directors, the substantial shareholders listed in the table under “Certain Ownership of Our Stock,” or entities controlled by such persons for customary fees.

REPORT OF THE AUDIT COMMITTEE
Messrs. Avansino, McGrath, and Prather, each of whom is an independent director, are the members of the Audit Committee. In this report, the term “we” refers to the members of the Audit Committee.
The Board has adopted a written charter for the Audit Committee. A copy of that charter can be found on our website at https://www.gabelli.com/corporate/investor_relations. Our job is one of oversight as set forth in our charter. The Company’s management is responsible for preparing its financial statements and for maintaining internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations, and cash flows of the Company in conformity with U.S. GAAP.
We have reviewed and discussed the Company’s audited 2019 financial statements with management and with D&T, the Company’s independent registered public accounting firm.
We have discussed with D&T the matters required to be discussed by Statement on Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”).
We have received from D&T the written statements required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with the independent accountant the independent accountant’s independence.
 Based on the review and discussions referred to above, we have recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Robert S. Prather, Jr. (Chairman)
Raymond C. Avansino, Jr.
Eugene R. McGrath

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Deloitte & Touche LLP
Our Audit Committee approved the engagement of D&T as the Company’s independent registered public accounting firm for the year-ending December 31, 2019. D&T has been the auditor of the Company since March 27, 2009. In deciding to engage D&T, the Audit Committee reviewed auditor independence and existing commercial relationships with D&T and concluded that D&T has no commercial relationship with the Company that would impair its independence. During the fiscal year ended December 31, 2019 and in the subsequent interim period through March 31, 2020, neither the Company nor anyone acting on its behalf has consulted with D&T on any of the matters or events set forth in Item 304(a)(2) of Regulation S−K.
 A representative of D&T will be present at the Meeting. The representative will have the opportunity to make a statement and respond to appropriate questions from shareholders.
D&T Fees for 2019 and 2018
Fees for professional services provided by our independent registered public accounting firm in 2019 and 2018, in each of the following categories are:
	2019	2018
Audit Fees	$1,125,000	$1,095,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$1,017	$1,447
Audit fees include fees relating to the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees for services related to Section 404 of the Sarbanes-Oxley Act which consist of the review of documentation and testing of our procedures and controls. Audit fees for 2018 also include a $5,000 fee for a consent letter provided in connection with the filing of a registration statement on Form S-3. All other fees were for access to online technical research services.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
Qualified shareholders who want to have proposals included in our proxy statement in connection with our 2021 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must deliver such proposals so that they are received at one of our two principal executive offices at 191 Mason Street, Greenwich, CT 06830 by December 30, 2020 in order to be considered for inclusion in next year’s proxy statement and proxy. For any shareholder proposal submitted outside Rule 14a-8 of the Exchange Act to be considered timely under our Bylaws, the Company must receive notice of such proposal, or any nomination of a director by a shareholder, no earlier than January 5, 2021 and no later than February 4, 2021.

OTHER MATTERS
We know of no other matters to be presented at the Meeting other than the election of directors, the ratification of auditors, the vote to approve the reduction in authorized shares of Class B Stock, the vote to approve Mr. Gabelli’s Amended and Restated Employment Agreement, the advisory vote on named executive officer compensation, all as described above. If other matters are properly presented at the Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.
We will provide a free copy of our Annual Report on Form 10-K for the year ended December 31, 2019. Requests should be in writing and addressed to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830.

EXHIBIT A

GUIDELINES FOR DIRECTOR INDEPENDENCE
For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with GAMCO Investors, Inc. (together with its consolidated subsidiaries, “GAMCO”) or its affiliates or any member of the senior management of GAMCO or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of GAMCO’s shareholders. In making this determination, the Board shall apply the following standards:
•
A director who is an employee, or whose immediate family member is an executive officer, of GAMCO will not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO will not disqualify a director from being considered independent following that employment.

•
A director who received, or whose immediate family member received in any twelve month period over the last three years more than $120,000 in direct compensation from GAMCO will not be deemed independent. In calculating such compensation, the following will be excluded:

o	director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
o	compensation received by a director for former service as an interim Chairman or CEO; and
o	compensation received by an immediate family member for service as a non-executive officer employee of GAMCO.
•	A director will not be considered independent if:
o	the director is a current partner or employee of a firm that is GAMCO’s internal or external auditor;
o	the director has an immediate family member who is a current partner of GAMCO’s internal or external auditor;
o	the director has an immediate family member who is a current employee of GAMCO’s internal or external auditor and personally works on GAMCO’s audit; or
o	the director or an immediate family member was within in the last three years a partner or employee of GAMCO’s internal or external auditor and personally worked on GAMCO’s audit within that time.
•
A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of GAMCO’s current executive officers serve on that company’s compensation committee will not be deemed independent.

•
 A director who is, a current employee, or whose immediate family member is an executive officer, of an entity that makes payments to, or receives payments from, GAMCO for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, will not be deemed independent.

•
A director who serves as an executive officer of a tax-exempt entity that receives significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1 million in a single fiscal year, whichever amount is greater) from GAMCO, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved by the Board and disclosed in GAMCO’s proxy statement.

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For purposes of these Guidelines, the terms:
•
“affiliate” means any consolidated subsidiary of GAMCO and any other company or entity that controls, is controlled by or is under common control with GAMCO, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

•
“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, death, or incapacitation.

The Board shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director’s business and other relationships with GAMCO and its affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, GAMCO and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirements set forth by the Board.

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EXHIBIT B
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GAMCO INVESTORS, INC.
____________________________________

GAMCO INVESTORS, INC., a corporation duly organized and existing under the General Corporation Law of the State Delaware (the “Corporation”), does hereby certify that:

1. The amendment to the Corporation’s Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to by the stockholders of the Corporation at a meeting called in accordance with Section 222 of the General Corporation Law of the State of Delaware.

2. Subparagraph (a) of Article FOURTH, of the Corporation’s Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

“(a) The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 135,000,000 shares, consisting of: (i) 100,000,000 shares of Class A Common Stock, par value of $.001 per share (the “Class A Common Stock”), (ii) 25,000,000 shares of Class B Common Stock, par value of $.001 per share (the “Class B Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”). The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of stock of the Corporation are as follows:”

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this ____ day of _____, 2020.

GAMCO INVESTORS, INC.

By:
	Name:	Mario J. Gabelli
	Title:	Chief Executive Officer

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EXHIBIT C

EMPLOYMENT AGREEMENT

AGREEMENT made this 6th day of February, 2008 (the “Effective Date”) by and between GAMCO Investors, Inc. (the “Company”), a New York corporation, and Mario J. Gabelli (the “Executive”).

WHEREAS, the Executive has served as an executive of the Company since the inception of the Company and its predecessors in 1976.

WHEREAS, the Executive’s skills, position, knowledge and expertise in the management of portfolios such as those managed by the Company are unique.

WHEREAS, the Company is dependent upon the efforts of the Executive, in the capacities described herein in which he serves, and as the primary portfolio manager for a significant majority of the Company’s assets under management.

WHEREAS, the loss of the Executive’s services would have a material adverse effect on the Company.

WHEREAS, since the inception of the Company and its predecessors in 1976, up until the Company’s initial public offering in February 1999 (“IPO”), the Executive received an incentive-based management fee of twenty percent (20%) of the pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its subsidiaries and consolidated affiliates for financial reporting purposes (together, “Subsidiaries”) from time to time, for each fiscal year of each of the operating divisions of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive entered into an Employment Agreement dated February 9, 1999, in connection with the Company’s IPO, which Employment Agreement, among other things, reduced the Executive’s incentive-based management fee to ten percent (10%) of the Company’s pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, for each fiscal year of each of the operating divisions of the Company and its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive desire to amend and restate the Employment Agreement entered into in 1999 to eliminate outdated provisions, allow for services to be performed for former Subsidiaries that are spun off to shareholders or otherwise cease to be Subsidiaries in similar transactions, allow for the management fee to be paid to the Executive or an entity designated by him, and reflect the Company’s name change, among other things.

WHEREAS, the Compensation Committee of the Board of Directors of the Company has reviewed and approved this amended and restated Employment Agreement and believes it to be in the best interests of the Company.

WHEREAS, the Company desires that the Executive or his designee continue to receive a management fee to provide an incentive for the achievement of the Company’s performance goals and the enhancement of shareholder value.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.           Employment.

The Company hires and employs the Executive, and the Executive agrees to work for the Company, under the terms and conditions set forth herein.

2.           Duties.

The Executive shall serve as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the Company, as an executive in various capacities for certain of the Company’s Subsidiaries as determined by the Executive, and as Portfolio Manager for certain investment companies and separate accounts managed by the Company and its Subsidiaries as determined by the Executive.  The Executive or the Company may at any time limit or terminate the Executive’s service in one or more of the capacities referred to above.

3.           Term.

The Term of this Agreement shall commence on the Effective Date and continue through the third anniversary of the Effective Date (the “Expiration Date”).  On each anniversary of the Effective Date commencing on the first anniversary (each, an “Anniversary Date”), this Agreement shall automatically be renewed and the Term extended for an additional one (1) year period, unless such renewal is objected to by either the Company or by the Executive on written notice delivered to the other not less than ninety (90) days prior to an Anniversary Date.  The last day of each such extension shall become the new Expiration Date.

4.           Fees from Revenue Generating Activities (Revenue Fees).

For managing or overseeing the management of investment companies or partnerships, attracting mutual fund accounts or partnership investments, attracting or managing separate accounts, providing investment banking services or otherwise generating revenues for the Company or its Subsidiaries, the Executive will be paid a percentage of the revenues or net operating contribution related to or generated by such business activities, in a manner and at payment rates as agreed to from time to time by the Executive and the Company or the affected Subsidiaries, which rates have been and generally will be the same as those received by other professionals in the Company or the affected Subsidiaries performing similar services.  The Executive shall be entitled to receive such payments within seventy-five (75) days of the date the Company actually receives the funds related to the business activities from which the Executive will receive payment.  Unless and until the Company receives such funds, the Executive shall not be entitled to receive payment.

5.           Incentive-Based Management Fee (The Management Fee).

The Executive or an entity designated by him will be entitled to receive an incentive-based management fee in the amount of ten percent (10%) of the aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually (the “Management Fee”) but in no event later than March 15 of the year following the year with respect to which the Management Fee is being paid.  A committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company will review at least annually all Management Fee payments for compliance with the terms hereof.  In the event that the Executive is no longer an executive of the Company or is no longer devoting the substantial majority of his working time to the business of the Company and its Subsidiaries, the Executive’s right to accrue any additional Management Fee payments will terminate.  The Management Fee is separate and distinct from the Executive’s revenue fees pursuant to Paragraph 4 above.

6.           Extent of Service-Restrictive Covenant.

During the term of this Agreement, the Executive shall not provide investment management services for compensation other than in his capacity as an officer or employee of the Company or its Subsidiaries, except to (a) the funds in existence on February 10, 1999 (the “IPO Date”) (which serve no investors other than those in the funds as of the IPO Date, their successors, heirs, donees or immediate family, or new investors pursuant to the next sentence) and accounts managed by the Executive outside the Company under performance fee arrangements as of the IPO Date or pursuant to the next sentence, and (b) successor funds and accounts (“New Outside Accounts”) which funds serve no investors other than those in the funds referred to in clause (a) or their successors, heirs, donees or immediate family and which accounts are for no investors other than those having an interest in the accounts referred to in clause (a) or their successors, heirs, donees or immediate family, which funds and accounts operate according to an investment style similar to such other funds or accounts, which style was not used at the Company as of the IPO Date, and which are subject to performance fee arrangements (collectively, “Permissible Accounts”).  The Permissible Accounts may include new investors if all of the performance fees, less expenses, earned on assets attributable to those investors are paid to the Company or its Subsidiaries.  If any Subsidiaries of the Company are spun off from the Company or otherwise cease to be Subsidiaries in similar transactions, the Executive may continue providing investment management services for compensation to such entities.  Prior to providing investment management services for compensation to any New Outside Accounts during the term hereof, the Executive agrees to have a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company review any proposed New Outside Accounts for compliance with the terms hereof and accept the determination of such committee or subcommittee as final.  The Company understands that the Executive intends to serve as a director, Chief Executive Officer and Chief Investment Officer of GGCP, Inc. and its affiliates and be compensated for such service, and the Company agrees that such service and compensation is permissible under this Agreement.

7.           Benefits.

The Executive shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans which the Company may, in its sole and absolute discretion, elect to make available to its senior executives generally, provided that the Executive meets the qualifications therefor.

8.           Reimbursement of Expenses.

The Company shall reimburse the Executive for all reasonable and legitimate business expenses incurred after the date of employment by the Executive while conducting business, provided that the Executive submits vouchers for such expenses in a manner and form prescribed from time to time by the Company, except that up to $50,000 per year of such expenses may be non-accountable.

9.           Section 409A Compliance.

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, so as to avoid the imposition of any tax pursuant to Section 409A, and, in the case of any ambiguity, shall be interpreted accordingly.  In the event that the Company or the Executive subsequently determine that the provisions of this Agreement would subject the Executive to tax under Section 409A, Company and the Executive shall negotiate in good faith to revise the Agreement so as to prevent the imposition of such tax, if possible, while preserving the original intent of the Agreement.

10.           Assignability Clause.

This Agreement is binding upon the Company, the Executive and their respective successors and assigns.  The rights and obligations set forth under this Agreement may be assigned by the Company or by the Executive to a successor or to an assign, except the Executive acknowledges that the duties set forth in Paragraph 2 of this Agreement are personal to him.

11.           Governing Law.

This Agreement shall be governed by the law of the State of New York, without giving effect to the principles of conflicts of laws thereof.  The Executive and the Company agree that any claim arising hereunder shall be brought before the state or federal courts sitting in New York, New York, and the Executive and the Company each consent to jurisdiction and venue in New York, New York, as being proper and appropriate for the resolution of any such claim.

12.           Entire Agreement; Modification.

This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the matters covered by this Agreement.  This Agreement may not be modified or amended except by a further written instrument duly executed by the Executive and the Company with the approval of a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

/s/ Mario J. Gabelli
Mario J. Gabelli

GAMCO INVESTORS, INC.

By: /s/ Douglas  R. Jamieson
President and Chief Operating Officer

GAMCO INVESTORS

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 10:30 am, Eastern Time, on June 5, 2020.**

**Online**
Go to **www.investorvote.com/GBL** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GBL**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

| Nominee | For | Withhold |
|---|---|---|
| 01 - Edwin L. Artzt | ☐ | ☐ |
| 02 - Raymond C. Avansino, Jr. | ☐ | ☐ |
| 03 - Leslie B. Daniels | ☐ | ☐ |
| 04 - Mario J. Gabelli | ☐ | ☐ |
| 05 - Eugene R. McGrath | ☐ | ☐ |
| 06 - Robert S. Prather, Jr. | ☐ | ☐ |
| 07 - Elisa M. Wilson | ☐ | ☐ |

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The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

### B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — GAMCO Investors, Inc. Class A and Class B Common Stock

## Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders, June 5, 2020
**(See Proxy Statement for discussion of items)**

The undersigned hereby appoints Kevin Handwerker, Kieran Caterina and Maximilian Caldwell and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of GAMCO Investors, Inc. Class A and Class B Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2020 Annual Meeting of Shareholders of GAMCO Investors, Inc., or any adjournments or postponements thereof. This proxy hereby revokes any proxies previously submitted by the shareholder with respect to the shares represented by this proxy. **The meeting is scheduled to be held at the Indian Harbor Yacht Club, located at 710 Steamboat Road, Greenwich, CT 06830, or at such other location, or by such means of remote communication or live webcast, as may be noticed to shareholders, on Friday, June 5, 2020 at 9:30 a.m. local time, and at any adjournment thereof.**

**IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.**

**Please sign, date and return promptly in the accompanying envelope.**

### C Non-Voting Items

**Change of Address** — Please print new address below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐